Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and between

INDEPENDENT BANK GROUP, INC.

and

SOUTHSTATE CORPORATION

_____________________

Dated May 17, 2024

TABLE OF CONTENTS

Article I THE MERGER
1.1	The Merger and Bank Merger	2
1.2	Closing	3
1.3	Effective Time	3
1.4	Effects of the Merger	3
1.5	Conversion of IBTX Common Stock	3
1.6	SouthState Stock	4
1.7	Treatment of IBTX Equity Awards	4
1.8	Articles of Incorporation of Surviving Entity	5
1.9	Bylaws of Surviving Entity	5
1.10	Tax Consequences	5
Article II EXCHANGE OF SHARES
2.1	SouthState to Make Consideration Available	5
2.2	Exchange of Shares	6
Article III REPRESENTATIONS AND WARRANTIES OF IBTX
3.1	Corporate Organization	9
3.2	Capitalization	10
3.3	Authority; No Violation	12
3.4	Consents and Approvals	13
3.5	Reports	14
3.6	Financial Statements	14
3.7	Broker’s Fees	16
3.8	Absence of Certain Changes or Events	16
3.9	Legal and Regulatory Proceedings	16
3.10	Taxes and Tax Returns	17
3.11	Employees	18
3.12	SEC Reports	21
3.13	Compliance with Applicable Law	21
3.14	Certain Contracts	24
3.15	Agreements with Regulatory Agencies	26
3.16	Risk Management Instruments	26
3.17	Environmental Matters	26
3.18	Investment Securities and Commodities	27
-i-

3.19	Real Property	27
3.20	Intellectual Property	28
3.21	Related Party Transactions	28
3.22	State Takeover Laws	28
3.23	Reorganization	29
3.24	Opinion	29
3.25	IBTX Information	29
3.26	Loan Portfolio	29
3.27	Insurance	31
3.28	RIA Compliance Matters	31
3.29	Client Agreements	32
3.30	No Other Representations or Warranties	33
Article IV REPRESENTATIONS AND WARRANTIES OF SOUTHSTATE
4.1	Corporate Organization	34
4.2	Capitalization	35
4.3	Authority; No Violation	36
4.4	Consents and Approvals	37
4.5	Reports	38
4.6	Financial Statements	38
4.7	Broker’s Fees	40
4.8	Absence of Certain Changes or Events	40
4.9	Legal and Regulatory Proceedings	40
4.10	Taxes and Tax Returns	40
4.11	Employees	41
4.12	SEC Reports	42
4.13	Compliance with Applicable Law	43
4.14	Certain Contracts	45
4.15	Agreements with SouthState Regulatory Agencies	46
4.16	Environmental Matters	46
4.17	Risk Management Instruments	46
4.18	Related Party Transactions	46
4.19	State Takeover Laws	47
4.20	Reorganization	47
4.21	Opinion	47
4.22	SouthState Information	47
4.23	Loan Portfolio	47
4.24	Insurance	48
4.25	No Other Representations or Warranties	48
-ii-

Article V COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1	Conduct of Businesses by IBTX Prior to the Effective Time	48
5.2	Forbearances of IBTX	49
5.3	Conduct of Businesses by SouthState Prior to the Effective Time	54
5.4	Forbearances of SouthState	54
5.5	No Control	55
Article VI ADDITIONAL AGREEMENTS
6.1	Regulatory Matters	55
6.2	Advisory Client Consents	57
6.3	Access to Information; Confidentiality	58
6.4	Shareholders’ Approvals	59
6.5	Legal Conditions to Merger	61
6.6	Stock Exchange Listing	62
6.7	Employee Matters	62
6.8	Indemnification; Directors’ and Officers’ Insurance	64
6.9	Additional Agreements	65
6.10	Advice of Changes	65
6.11	Dividends	65
6.12	Shareholder Litigation	65
6.13	Board Representation	66
6.14	Acquisition Proposals	67
6.15	Public Announcements	68
6.16	Change of Method	68
6.17	Takeover Statutes	68
6.18	Treatment of IBTX Indebtedness	69
6.19	Exemption from Liability Under Section 16(b)	69
6.20	Certain Tax Matters	69
6.21	IBTX Subsidiary Matters	70
Article VII CONDITIONS PRECEDENT
7.1	Conditions to Each Party’s Obligation to Effect the Merger	70
7.2	Conditions to Obligations of SouthState	71
7.3	Conditions to Obligations of IBTX	71
-iii-

Article VIII TERMINATION AND AMENDMENT
8.1	Termination	73
8.2	Effect of Termination	74
Article IX GENERAL PROVISIONS
9.1	Amendment	76
9.2	Extension; Waiver	76
9.3	Nonsurvival of Representations, Warranties and Agreements	76
9.4	Expenses	76
9.5	Notices	77
9.6	Interpretation	78
9.7	Counterparts	78
9.8	Entire Agreement	78
9.9	Governing Law; Jurisdiction.	79
9.10	Waiver of Jury Trial	80
9.11	Assignment; Third-Party Beneficiaries	80
9.12	Specific Performance	80
9.13	Severability	80
9.14	Confidential Supervisory Information	81
9.15	Delivery by Electronic Transmission	81

Exhibit A	Form of IBTX Support Agreement
Exhibit B	Form of SouthState Support Agreement
Exhibit C	Form of Bank Merger Agreement
-iv-

Definitions

Term	Section
Acceptable Confidentiality Agreement	6.14(a)
Acquisition Proposal	6.14(a)
Advisers Act	3.28(a)
Advisory Agreement	3.29(a)
Advisory Client	3.29(a)
Affiliate	9.6
Agreement	Preamble
Alternative Acquisition Agreement	6.4(a)
Applicable Agencies	3.4
Bank Merger	Recitals
Bank Merger Agreement	1.1(b)
Bank Merger Certificates	1.1(b)
Bank Merger Effective Time	1.1(b)
BHC Act	3.1(a)
Business Day	9.6
Cares Act	3.13(b)
Certificates of Merger	1.3
Chosen Courts	9.9(b)
Client Consent	6.2(a)
Closing	1.2
Closing Date	1.2
Code	Recitals
Confidentiality Agreement	6.3(b)
Continuing Employees	6.7(a)
Effective Time	1.3
Enforceability Exceptions	3.3(a)
Environmental Laws	3.17
ERISA	3.11(a)
Exchange Act	3.6(c)
Exchange Agent	2.1
Exchange Fund	2.1
Exchange Ratio	1.5(a)
FDI Act	3.1(b)
FDIC	3.1(b)
Federal Reserve Board	3.4
Fraud	8.2(a)
GAAP	3.1(a)
Governmental Entity	3.4
IBTX	Preamble
IBTX 401(k) Plan	6.7(c)
IBTX Bank	Recitals
IBTX Benefit Plans	3.11(a)
-v-

Term	Section
IBTX Board Recommendation	6.4(a)
IBTX Bylaws	3.1(a)
IBTX Certificate	3.1(a)
IBTX Common Stock	1.5(a)
IBTX Compensation Committee	1.7(c)
IBTX Contract	3.14(a)
IBTX Designated Director	6.13
IBTX Disclosure Schedule	Article III
IBTX Equity Awards	1.7(d)
IBTX ERISA Affiliate	3.11(a)
IBTX Indemnified Parties	6.8(a)
IBTX Insiders	6.19
IBTX Meeting	6.4(a)
IBTX Owned Properties	3.19(a)
IBTX Preferred Stock	3.2(a)
IBTX PSU Award	1.7(b)
IBTX Qualified Plans	3.11(c)
IBTX Real Property	3.19(b)
IBTX Regulatory Agencies	3.5
IBTX Regulatory Agreement	3.15
IBTX Reports	3.12
IBTX Restricted Share Award	1.7(b)
IBTX Securities	3.2(a)
IBTX Subsidiary	3.1(b)
IBTX Subsidiary Securities	3.2(b)
IBTX Support Agreement	Recitals
IBTX Tax Certificate	6.20
IBTX Termination Fee	8.2(b)
Intellectual Property	3.20
Intended Tax Treatment	1.1(c)
Intervening Event	6.4(b)
Investment Advisory Services	3.28(a)
Investment Company Act	3.29(a)
IRS	3.11(b)
Joint Proxy Statement	3.4
knowledge	9.6
Liens	3.2(b)
Loans	3.26(a)
made available	9.6
Material Adverse Effect	3.1(a)
Materially Burdensome Regulatory Condition	6.1(c)
Meetings	6.4(a)
Merger	Recitals
Mergers	Recitals
-vi-

Term	Section
Merger Consideration	1.5(a)
Multiemployer Plan	3.11(a)
Multiple Employer Plan	3.11(e)
NASDAQ	3.4
New Certificates	2.1
New Client	6.2(a)
NYSE	2.2(e)
OCC	3.4
Old Certificate	1.5(b)
PBGC	3.11(d)
Permitted Encumbrances	3.19(a)
person	9.6
Personal Data	3.13(b)
Premium Cap	6.8(b)
Recommendation Change	6.4(a)
Regulatory Agencies	3.5
Representatives	6.14(a)
Requisite IBTX Vote	3.3(a)
Requisite Regulatory Approvals	6.1(b)
Requisite SouthState Vote	4.3(a)
RIA Subsidiary	3.28(a)
S-4	3.4
Sarbanes-Oxley Act	3.6(c)
SCBCA	1.1(a)
SEC	3.4
Securities Act	3.12
Security Breach	3.13(d)
South Carolina Secretary	1.3
SouthState	Preamble
SouthState 401(k) Plan	6.7(c)
SouthState Articles	4.1(a)
SouthState Bank	Recitals
SouthState Benefit Plans	4.11(a)
SouthState Board Recommendation	6.4(a)
SouthState Bylaws	4.1(a)
SouthState Common Stock	1.5(a)
SouthState Contract	4.14(a)
SouthState Disclosure Schedule	Article IV
SouthState Equity Awards	4.2(a)
SouthState ERISA Affiliate	4.11(a)
SouthState Meeting	6.4(a)
SouthState Merger Vote	4.3(a)
SouthState Preferred Stock	4.2(a)
SouthState Regulatory Agencies	4.5
-vii-

Term	Section
SouthState Regulatory Agreement	4.15
SouthState Reports	4.12(a)
SouthState Restricted Shares	4.2(a)
SouthState RSU Awards	4.2(a)
SouthState Securities	4.2(a)
SouthState Share Issuance	4.3(a)
SouthState Share Issuance Vote	4.3(a)
SouthState Stock Options	4.2(a)4.2(a)
SouthState Subsidiary	4.1(b)
SouthState Support Agreement	Recitals
SouthState Tax Certificate	6.20
SouthState Termination Fee	8.2(b)
SRO	3.5
Subsidiary	3.1(a)
Superior Proposal	6.14(a)
Supporting IBTX Shareholders	Recitals
Supporting SouthState Shareholders	Recitals
Surviving Bank	Recitals
Surviving Entity	Recitals
Takeover Statutes	3.22
Tax or Taxes	3.10(d)
Tax Return	3.10(e)
TBOC	1.1(a)
Termination Date	8.1(c)
Texas Secretary	1.3
transactions contemplated by this Agreement	9.6
transactions contemplated hereby	9.6
willful and material breach	8.2(a)
-viii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 17, 2024 (this “Agreement”), by and between Independent Bank Group, Inc., a Texas corporation (“IBTX”), and SouthState Corporation, a South Carolina corporation (“SouthState”).

Recitals

A.

The Boards of Directors of IBTX and SouthState have determined, by unanimous vote of the directors present at the applicable meeting, that it is in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for in this Agreement, pursuant to which IBTX will, pursuant to the terms and subject to the conditions set forth herein, merge with and into SouthState (the “Merger”), so that SouthState is the surviving entity (in such capacity, the “Surviving Entity”) in the Merger.

B.

In furtherance thereof, the Boards of Directors of IBTX and SouthState have approved, by unanimous vote of the directors present at the applicable meeting, the Merger and declared advisable and adopted this Agreement, approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and have resolved to submit this Agreement to its shareholders for approval and to recommend that its shareholders approve this Agreement.

C.

For federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

D.

Simultaneous with entering into this Agreement, and as a condition and inducement to SouthState’s willingness to enter into this Agreement, each of the persons listed on Section 1.1(a) of the IBTX Disclosure Schedule and each member of the Board of Directors of IBTX (collectively, the “Supporting IBTX Shareholders”), being supportive of this Agreement and the transactions contemplated hereby, including the Merger, have determined that it is in their best interests to provide for their collective support for this Agreement and such transactions and, concurrently with the execution of this Agreement, are entering into a support agreement, substantially in the form attached hereto as Exhibit A (the “IBTX Support Agreement”), pursuant to which, among other things, each of the Supporting IBTX Shareholders is agreeing, subject to the terms of the IBTX Support Agreement, to vote all shares of IBTX Common Stock owned by such Supporting IBTX Shareholder in favor of the approval of this Agreement.

E.

Simultaneous with entering into this Agreement, and as a condition and inducement to IBTX’s willingness to enter into this Agreement, each member of the Board of Directors of SouthState (collectively, the “Supporting SouthState Shareholders”), being supportive of this Agreement and the transactions contemplated hereby, including the Merger, have determined that it is in their best interests to provide for their collective support for this Agreement and such transactions and, concurrently with the execution of this Agreement, are entering into a support agreement, substantially in the form attached hereto as Exhibit B (the “SouthState Support Agreement”), pursuant to which, among other things, each of the Supporting SouthState Shareholders is agreeing, subject to the terms of the SouthState Support Agreement, to vote all shares of SouthState Common Stock owned by such Supporting SouthState Shareholder in favor of the approval of this Agreement and the SouthState Share Issuance.

F.

Simultaneous with entering into this Agreement, SouthState has entered into an agreement with each of the individuals set forth on Section 1.1(b) of the IBTX Disclosure Schedule with respect to their ongoing employment and/or services to SouthState from and after the Effective Time.

G.

Immediately following the Merger, and subject to it occurring, Independent Bank, a Texas state chartered bank and wholly owned Subsidiary of IBTX, dba Independent Financial (“IBTX Bank”), will merge (the “Bank Merger” and, together with the Merger, the “Mergers”) with and into SouthState Bank, N.A., a national banking association and wholly owned Subsidiary of SouthState (“SouthState Bank”), so that SouthState Bank is the surviving entity (the “Surviving Bank”) in the Bank Merger.

H.

In this Agreement, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Article I

THE MERGER

1.1

The Merger and Bank Merger.

(a)

Subject to the terms and conditions of this Agreement, in accordance with the Texas Business Organizations Code (as amended from time to time, the “TBOC”) and the South Carolina Business Corporation Act of 1988, as amended (the “SCBCA”), at the Effective Time, IBTX shall merge with and into SouthState pursuant to this Agreement. SouthState shall be the Surviving Entity in the Merger and shall continue its corporate existence under the laws of the State of South Carolina. Upon consummation of the Merger, the separate corporate existence of IBTX shall terminate.

(b)

At the Bank Merger Effective Time, IBTX Bank will merge with and into SouthState Bank. SouthState Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of IBTX Bank shall cease. The Bank Merger shall be implemented pursuant to an agreement and plan of merger between IBTX Bank and SouthState Bank in form and substance reasonably acceptable to IBTX and SouthState, as set forth in Exhibit C (the “Bank Merger Agreement”), which shall be entered into by IBTX Bank and SouthState Bank promptly after the date of this Agreement. Each of IBTX and SouthState shall approve the Bank Merger Agreement and the Bank Merger as the sole shareholder of IBTX Bank and SouthState Bank, respectively, and IBTX and SouthState shall, and shall respectively cause IBTX Bank and SouthState Bank to, execute certificates or articles of merger and such other agreements, documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) at the Bank Merger Effective Time. The Bank Merger shall become effective immediately following the Effective Time or at such later time and date as specified in the Bank Merger Agreement in accordance with applicable law (the “Bank Merger Effective Time”).

(c)

It is intended that the Bank Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code (together with the intended tax treatment for the Merger set forth in Section 1.10, the “Intended Tax Treatment”), and that the Bank Merger Agreement is intended to be and will be adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

1.2

Closing. Pursuant to the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents at 10:00 a.m., Eastern time, on a date which shall be no later than three Business Days after the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by IBTX and SouthState. The date on which the Closing occurs is referred to as the “Closing Date.”

1.3

Effective Time. On or (if agreed by IBTX and SouthState) prior to the Closing Date, SouthState and IBTX, respectively, shall cause to be filed a certificate of merger with the Secretary of State of the State of Texas (the “Texas Secretary”) in accordance with the TBOC and articles of merger with the Secretary of State of the State of South Carolina (the “South Carolina Secretary”) in accordance with the SCBCA (collectively, the “Certificates of Merger”). The Merger shall become effective at such time as specified in the Certificates of Merger in accordance with the relevant provisions of the TBOC and SCBCA, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Effective Time”).

1.4

Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the TBOC, the SCBCA and this Agreement.

1.5

Conversion of IBTX Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SouthState, IBTX or the holder of any securities of SouthState or IBTX:

(a)

Subject to Section 2.2(e), each share of the common stock, par value $0.01 per share, of IBTX (the “IBTX Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of IBTX Common Stock owned by IBTX or SouthState (in each case, other than shares of IBTX Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by IBTX or SouthState in respect of debts previously contracted), shall be converted into the right to receive 0.60 shares (the “Exchange Ratio”; and such shares, the “Merger Consideration”) of the common stock, par value $2.50 per share, of SouthState (the “SouthState Common Stock”); it being understood that at and after the Effective Time, pursuant to Section 1.6, the SouthState Common Stock, including the shares issued to former holders of IBTX Common Stock, shall be the common stock of the Surviving Entity.

(b)

All of the shares of IBTX Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate”; it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of IBTX Common Stock) previously representing any such shares of IBTX Common Stock shall thereafter represent only the right to receive (i) a New Certificate (as defined below) representing the number of whole shares of SouthState Common Stock that such shares of IBTX Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of IBTX Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, and (iii) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.2, in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of SouthState Common Stock or IBTX Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar structural change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give SouthState and the holders of IBTX Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained in this sentence shall be construed to permit IBTX or SouthState to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of IBTX Common Stock that are owned by IBTX or SouthState (in each case, other than shares of IBTX Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by IBTX or SouthState in respect of debts previously contracted) shall be cancelled and shall cease to exist and no SouthState Common Stock or other consideration shall be delivered in exchange therefor.

1.6

SouthState Stock. At and after the Effective Time, each share of SouthState Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Entity and shall not be affected by the Merger.

1.7

Treatment of IBTX Equity Awards.

(a)

At the Effective Time, each outstanding restricted stock award with respect to shares of IBTX Common Stock (a “IBTX Restricted Share Award”) shall, automatically and without any required action on the part of the holder thereof, be fully vested, canceled and converted into the right to receive a number of shares of SouthState Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of IBTX Common Stock subject to such IBTX Restricted Share Award immediately prior to the Effective Time multiplied by (y) the Exchange Ratio.

(b)

At the Effective Time, each outstanding performance restricted stock unit award with respect to shares of IBTX Common Stock (a “IBTX PSU Award”) shall, automatically and without any required action on the part of the holder thereof, be fully vested, canceled and converted into the right to receive (i) a number of shares of SouthState Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of IBTX Common Stock subject to such IBTX PSU Award immediately prior to the Effective Time based on the higher of target performance and actual performance through the Effective Time as reasonably determined by the compensation committee of the Board of Directors of IBTX (the “IBTX Compensation Committee”) multiplied by (y) the Exchange Ratio, plus (ii) a cash payment in respect of any accrued but unpaid dividend equivalents on such IBTX PSU Award.

(c)

At or prior to the Effective Time, IBTX, the Board of Directors of IBTX and the IBTX Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.7.

(d)

SouthState shall take all corporate actions that are necessary for the treatment of the IBTX Restricted Share Awards and IBTX PSU Awards (together, the “IBTX Equity Awards”) pursuant to Sections 1.7(a) and 1.7(b), including the reservation, issuance and listing of SouthState Common Stock as necessary to effect the transactions contemplated by this Section 1.7. SouthState shall issue the consideration contemplated by this Section 1.7, less any applicable Taxes required to be withheld in respect of such consideration, as promptly as practicable following the Effective Time (but in no event later than two (2) Business Days after the Closing Date).

1.8

Articles of Incorporation of Surviving Entity. At the Effective Time, the articles of incorporation of SouthState, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with the terms thereof and applicable law.

1.9

Bylaws of Surviving Entity. At the Effective Time, the bylaws of SouthState, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Entity until thereafter amended in accordance with the terms thereof and applicable law.

1.10

Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

Article II

EXCHANGE OF SHARES

2.1

SouthState to Make Consideration Available. At or prior to the Effective Time, SouthState shall deposit, or shall cause to be deposited, with an exchange agent mutually agreed upon by SouthState and IBTX (the “Exchange Agent”), for exchange in accordance with this Article II for the benefit of the holders of Old Certificates, certificates or, at SouthState’s option, evidence in book-entry form, representing shares of SouthState Common Stock to be issued pursuant to Section 1.5 (collectively, referred to herein as “New Certificates”), and cash in lieu of any fractional shares to be paid pursuant to Section 2.2(e) (such cash and New Certificates, together with any dividends or distributions with respect to shares of SouthState Common Stock payable in accordance with Section 2.2(b), being referred to as the “Exchange Fund”).

2.2

Exchange of Shares.

(a)

As promptly as practicable after the Effective Time, but in no event later than five Business Days thereafter, the Surviving Entity shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of IBTX Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive SouthState Common Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of SouthState Common Stock and any cash in lieu of fractional shares, which the shares of IBTX Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b) (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to any book-entry shares). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (it being understood that no certificates shall be required to be delivered for shares of IBTX Common Stock held in book-entry form at the Effective Time), together with such properly completed and duly executed letter of transmittal, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of SouthState Common Stock to which such holder of IBTX Common Stock shall have become entitled pursuant to the provisions of Article I, and (ii) a check representing the amount of (x) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II, and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of SouthState Common Stock which the shares of IBTX Common Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b)

No dividends or other distributions declared with respect to SouthState Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of SouthState Common Stock that the shares of IBTX Common Stock represented by such Old Certificate have been converted into the right to receive.

(c)

If any New Certificate representing shares of SouthState Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of SouthState Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)

After the Effective Time, there shall be no transfers on the stock transfer books of IBTX of the shares of IBTX Common Stock. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of SouthState Common Stock, cash in lieu of fractional shares and dividends or distributions as contemplated by this Section 2.2, as applicable.

(e)

Notwithstanding anything to the contrary contained in this Agreement, no New Certificates or scrip representing fractional shares of SouthState Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to SouthState Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of SouthState. In lieu of the issuance of any such fractional share, the Surviving Entity shall pay to each former holder of IBTX Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of SouthState Common Stock on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the consecutive period of five full trading days ending on the trading day immediately preceding the Closing Date (or, if not reported therein, in another authoritative source mutually agreed upon by IBTX and SouthState) by (ii) the fraction of a share (after taking into account all shares of IBTX Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of SouthState Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(f)

Any portion of the Exchange Fund that remains unclaimed by the shareholders of IBTX for 12 months after the Effective Time shall be paid to the Surviving Entity. Any former holders of IBTX Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of the shares of SouthState Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the SouthState Common Stock deliverable in respect of each former share of IBTX Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of SouthState, IBTX, the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of IBTX Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of IBTX Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g)

The Surviving Entity shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of SouthState Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any holder of IBTX Common Stock or IBTX Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the Surviving Entity or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of IBTX Common Stock or IBTX Equity Awards in respect of which the deduction and withholding was made by the Surviving Entity or the Exchange Agent, as the case may be.

(h)

In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity or the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Entity or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of SouthState Common Stock and any cash in lieu of fractional shares, and dividends or distributions, deliverable in respect thereof pursuant to this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES OF IBTX

Except (a) as disclosed in the disclosure schedule delivered by IBTX to SouthState concurrently herewith (the “IBTX Disclosure Schedule”) (it being understood that (i) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the IBTX Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by IBTX that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced, and (2) any other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any IBTX Reports publicly filed with or furnished to the SEC by IBTX since December 31, 2021 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature; provided that this clause (b) shall not apply to the representations and warranties set forth in Sections 3.1(a), 3.2(a), 3.3(a), 3.3(b)(i), 3.7 and 3.22), IBTX hereby represents and warrants to SouthState as follows:

3.1

Corporate Organization.

(a)

IBTX is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and has not elected to be treated as a financial holding company under the BHC Act. IBTX has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. IBTX is duly licensed or qualified to do business and in good standing (to the extent such concept (or a similar concept) exists in such jurisdiction) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX. As used in this Agreement, the term “Material Adverse Effect” means, with respect to SouthState, IBTX or the Surviving Entity, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements (and, in either case, any authoritative interpretations thereof), (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or from any outbreak of any disease, pandemic, epidemic or other public health event, (E) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby (it being understood that this Clause (E) shall not apply to a breach of any representation or warranty intended to address the announcement, pendency or consummation of the transactions contemplated hereby) or (F) a decline in the trading price of a party’s common stock in and of itself or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred, except to the extent otherwise excepted by this proviso); except, with respect to subclauses (A), (B), (C) or (D) to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary” when used with respect to any person, means any subsidiary of such person as defined in Rule 1-02(x) of Regulation S-X promulgated by the SEC or the BHC Act. True and complete copies of the amended and restated certificate of formation of IBTX, as amended (the “IBTX Certificate”), and the sixth amended and restated bylaws of IBTX (the “IBTX Bylaws”), in each case, as in effect as of the date of this Agreement, have previously been made available by IBTX to SouthState.

(b)

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX, each Subsidiary of IBTX (a “IBTX Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of IBTX or any Subsidiary of IBTX to pay dividends or distributions except, in the case of IBTX or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. IBTX Bank is the only depository institution Subsidiary of IBTX, and the deposit accounts of IBTX Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950 (the “FDI Act”)) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the IBTX Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of IBTX as of the date hereof. No Subsidiary of IBTX is in violation of any of the provisions of its articles or certificate of incorporation or bylaws (or comparable organizational documents). True and complete copies of the organizational documents of IBTX Bank as in effect as of the date of this Agreement have previously been made available by IBTX to SouthState. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of IBTX other than the IBTX Subsidiaries.

3.2

Capitalization.

(a)

The authorized capital stock of IBTX consists of 100,000,000 shares of IBTX Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (“IBTX Preferred Stock”). As of May 15, 2024, there were (i) 41,377,478 shares of IBTX Common Stock issued and outstanding, including 322,259 shares of IBTX Common Stock granted in respect of outstanding IBTX Restricted Share Awards; (ii) 195,718 shares of IBTX Common Stock underlying outstanding IBTX PSU Awards (assuming performance goals are satisfied at the target level) or 293,577 shares of IBTX Common Stock underlying outstanding IBTX PSU Awards (assuming performance goals are satisfied at the maximum level); and (iii) no shares of IBTX Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, for changes since May 15, 2024 resulting from the vesting or settlement of any IBTX Restricted Share Awards and IBTX PSU Awards outstanding as of May 15, 2024 and 1,272,277 shares of IBTX Common Stock reserved for issuance pursuant to future grants under the IBTX equity incentive plans, there are no shares of capital stock or other voting securities or equity interests of IBTX issued, reserved for issuance or outstanding. All the issued and outstanding shares of IBTX Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date hereof, no trust preferred or subordinated debt securities of IBTX are issued or outstanding except as set forth on Section 3.2(a) of the IBTX Disclosure Schedule. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of IBTX may vote. Other than IBTX Equity Awards issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in IBTX, or contracts, commitments, understandings or arrangements by which IBTX may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in IBTX, or that otherwise obligate IBTX to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “IBTX Securities”). Other than IBTX Equity Awards, no equity or equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of IBTX or any of its Subsidiaries) are outstanding. No IBTX Subsidiary owns any capital stock of IBTX. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which IBTX or any of its Subsidiaries is a party with respect to the voting or transfer of IBTX Common Stock, capital stock or other voting or equity securities or ownership interests of IBTX or granting any shareholder or other person any registration rights.

(b)

Except as would not, either individually or in the aggregate, reasonably be expected to be material to IBTX, IBTX owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the IBTX Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, and security interests whatsoever, and any other encumbrances securing a payment or the performance of an obligation (collectively, “Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any IBTX Subsidiary, or contracts, commitments, understandings or arrangements by which any IBTX Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such IBTX Subsidiary, or otherwise obligating any IBTX Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (collectively, “IBTX Subsidiary Securities”).

(c)

Section 3.2(c) of the IBTX Disclosure Schedule sets forth, for each outstanding IBTX Equity Award as of May 15, 2024, the holder, type of award, grant date, number of shares covering such outstanding award, vesting schedule and, if applicable, exercise price and expiration date. On the date that is five days prior to the Closing Date, IBTX will provide SouthState with a revised version of Section 3.2(c) of the IBTX Disclosure Schedule, updated as of the most recent practicable date.

3.3

Authority; No Violation.

(a)

IBTX has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) have been duly and validly approved by the Board of Directors of IBTX. The Board of Directors of IBTX has determined, by the unanimous vote of directors present at the applicable meeting, that the transactions contemplated hereby (including the Merger and the Bank Merger), on the terms and conditions set forth in this Agreement, are advisable and in the best interests of IBTX and its shareholders, has approved this Agreement and the transactions contemplated hereby (including the Merger and the Bank Merger), and has directed that this Agreement be submitted to IBTX’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding IBTX Common Stock entitled to vote on such matter (the “Requisite IBTX Vote”), and the approval of the Bank Merger Agreement by IBTX as IBTX Bank’s sole shareholder, no other corporate proceedings on the part of IBTX are necessary to approve this Agreement or to consummate the transactions contemplated hereby (other than the submission to the shareholders of IBTX of an advisory (non-binding) vote on the compensation that may be paid or become payable to IBTX’s named executive officers that is based on or otherwise related to the transactions contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by IBTX and (assuming due authorization, execution and delivery by SouthState) constitutes a valid and binding obligation of IBTX, enforceable against IBTX in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b)

Neither the execution and delivery of this Agreement by IBTX nor the consummation by IBTX of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by IBTX with any of the terms or provisions hereof, will (i) violate any provision of the IBTX Certificate, the IBTX Bylaws or the organizational documents of any IBTX Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IBTX or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of IBTX or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IBTX or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX.

3.4

Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE and the NASDAQ Stock Market LLC (the “NASDAQ”), (b) the filing of any required applications, filings, waiver requests and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval or waiver of such applications, filings, waiver requests and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (“OCC”) under the Bank Merger Act of 1960 and approval or waiver of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with any state bank regulatory authority with respect to SouthState Bank’s establishment and operation of IBTX Bank’s branches and other offices following the Bank Merger Effective Time, which applications, filings and notices are set forth on Section 3.4(d) of the IBTX Disclosure Schedule or Section 4.4(d) of the SouthState Disclosure Schedule, (e) the filing of any required applications, filings and notices, as applicable, with each Applicable Agency (as defined below) and the receipt of any required consents or approvals from each Applicable Agency, which applications, filings, notices, consents and approvals are set forth on Section 3.4(e) of the IBTX Disclosure Schedule or Section 4.4(e) of the SouthState Disclosure Schedule, (f) those additional applications, filings and notices, if any, listed on Section 3.4 of the IBTX Disclosure Schedule or Section 4.4 of the SouthState Disclosure Schedule and approval of such applications, filings and notices, (g) the filing with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement in definitive form relating to the meeting of IBTX’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Joint Proxy Statement”), and the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by SouthState in connection with the transactions contemplated by this Agreement (the “S-4”) and the declaration by the SEC of the effectiveness of the S-4, (h) the filing of the Certificates of Merger with the Texas Secretary pursuant to the TBOC and the South Carolina Secretary pursuant to the SCBCA, the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SouthState Common Stock pursuant to this Agreement and the approval of the listing of such SouthState Common Stock on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission, Regulatory Agency or other governmental or regulatory authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by IBTX of this Agreement or (ii) the consummation by IBTX of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, IBTX has no knowledge of any reason why the necessary regulatory approvals and consents will not be received by IBTX to permit consummation of the Merger and the Bank Merger on a timely basis. As used herein, “Applicable Agencies” means the United States Department of Agriculture and the Small Business Administration.

3.5

Reports. IBTX and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since December 31, 2021 with (a) any state regulatory authority, (b) the SEC, (c) the Federal Reserve Board, (d) the FDIC, (e) any foreign regulatory authority, and (f) any self-regulatory organization (an “SRO”) (clauses (a) – (f), collectively “IBTX Regulatory Agencies”, and together with the SouthState Regulatory Agencies, the “Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any IBTX Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX. As of their respective dates, such reports, forms, correspondence, registrations and statements, and other filings, documents and instruments were complete and accurate and complied with all applicable laws, in each case, except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX. Subject to Section 9.14, except for normal examinations conducted by a IBTX Regulatory Agency in the ordinary course of business of IBTX and its Subsidiaries, no IBTX Regulatory Agency or governmental agency or authority has initiated or has pending any proceeding or, to the knowledge of IBTX, investigation into the business or operations of IBTX or any of its Subsidiaries since December 31, 2021, except where such proceedings or investigations would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of IBTX or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of IBTX or any of its Subsidiaries since December 31, 2021, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX.

3.6

Financial Statements.

(a)

The financial statements of IBTX and its Subsidiaries included (or incorporated by reference) in the IBTX Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of IBTX and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of IBTX and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2021, no independent public accounting firm of IBTX has resigned (or informed IBTX that it intends to resign) or been dismissed as independent public accountants of IBTX as a result of or in connection with any disagreements with IBTX on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX, neither IBTX nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of IBTX included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2024, or in connection with this Agreement and the transactions contemplated hereby.

(c)

The records, systems, controls, data and information of IBTX and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of IBTX or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on IBTX. IBTX (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to IBTX, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of IBTX by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to IBTX’s outside auditors and the audit committee of IBTX’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect IBTX’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of IBTX, any fraud, whether or not material, that involves management or other employees who have a significant role in IBTX’s internal controls over financial reporting. To the knowledge of IBTX, any such disclosures were made in writing by management to IBTX’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available by IBTX to SouthState. As of the date hereof, neither IBTX nor its independent audit firm has identified, and, to the knowledge of IBTX, no circumstances exist upon which IBTX or its independent audit firm would reasonably be expected to identify after the date hereof, any un-remediated material weakness in internal controls over financial reporting or disclosure controls and procedures. To the knowledge of IBTX, there is no reason to believe that IBTX’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)

Since December 31, 2021, (i) neither IBTX nor any of its Subsidiaries, nor, to the knowledge of IBTX, any director, officer, auditor, accountant or representative of IBTX or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of IBTX or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that IBTX or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing IBTX or any of its Subsidiaries, whether or not employed by IBTX or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by IBTX or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of IBTX or any committee thereof or the Board of Directors or similar governing body of any IBTX Subsidiary or any committee thereof, or to the knowledge of IBTX, to any director or officer of IBTX or any IBTX Subsidiary.

3.7

Broker’s Fees. With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither IBTX nor any IBTX Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger, the Bank Merger or related transactions contemplated by this Agreement. IBTX has disclosed to SouthState as of the date hereof the aggregate fees provided for in connection with the engagement by IBTX of Keefe, Bruyette & Woods, Inc. related to the Mergers and the other transactions contemplated hereunder.

3.8

Absence of Certain Changes or Events.

(a)

Since December 31, 2023, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX.

(b)

Since December 31, 2023, IBTX and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9

Legal and Regulatory Proceedings.

(a)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX, neither IBTX nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of IBTX, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IBTX or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)

Except as would not reasonably be expected to, either individually or in the aggregate, be material to IBTX, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon IBTX, any of its Subsidiaries or the assets of IBTX or any of its Subsidiaries (or that, upon consummation of the Mergers, would apply to the Surviving Entity or any of its Affiliates).

3.10

Taxes and Tax Returns.

(a)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX: each of IBTX and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete; neither IBTX nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); all Taxes of IBTX and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid; each of IBTX and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party; neither IBTX nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect (other than extension or waiver granted in the ordinary course of business); neither IBTX nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of IBTX and its Subsidiaries or the assets of IBTX and its Subsidiaries; neither IBTX nor any of its Subsidiaries has entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three years; neither IBTX nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among IBTX and its Subsidiaries); neither IBTX nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was IBTX), or (B) has any liability for the Taxes of any person (other than IBTX or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a transferee or successor.

(b)

Neither IBTX nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither IBTX nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(c)

Neither IBTX nor any of its Subsidiaries (x) has taken or agreed to take any action that or (y) has failed to take or agreed not to take any action if the failure to take such action, in each case, could reasonably be expected to result in the covenants set forth in Section 6.20 not being satisfied, provided that taking any action expressly required or contemplated by this Agreement shall not cause IBTX to be in breach of this representation. As of the date of this Agreement, neither IBTX nor any of its Subsidiaries has knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(d)

As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, in each case, in the nature of a Tax and imposed by a Governmental Entity with jurisdiction over Taxes, together with all penalties and additions to tax and interest thereon.

(e)

As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11

Employees.

(a)

Each IBTX Benefit Plan (as defined below) has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected, individually or in the aggregate, to be material to IBTX and its Subsidiaries, taken as a whole, neither IBTX nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any IBTX Benefit Plan, and neither IBTX nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program. For purposes of this Agreement, the term “IBTX Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which IBTX or any Subsidiary or any trade or business of IBTX or any of its Subsidiaries, whether or not incorporated, all of which together with IBTX would, at the relevant time, be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “IBTX ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by IBTX or any of its Subsidiaries or any IBTX ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of IBTX or any of its Subsidiaries or any IBTX ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or any plan, program, agreement, contract, policy or arrangement that is sponsored, maintained or administered by any governmental body, agency, authority or entity.

(b)

Section 3.11(b) of the IBTX Disclosure Schedule sets forth a true, correct and complete list of all IBTX Benefit Plans. IBTX has made available to SouthState true, correct and complete copies of each IBTX Benefit Plan and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report.

(c)

The IRS has issued a favorable determination letter or opinion with respect to each IBTX Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “IBTX Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the knowledge of IBTX, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any IBTX Qualified Plan or the related trust.

(d)

Except as would not result in any material liability to IBTX and its Subsidiaries, taken as a whole, with respect to each IBTX Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code or in “critical” status for purposes of Section 302 of the Code, (iii) the present value of accrued benefits under such IBTX Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such IBTX Benefit Plan’s actuary with respect to such IBTX Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such IBTX Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full and (vi) the PBGC has not instituted proceedings to terminate any such IBTX Benefit Plan. In addition, no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by IBTX or any of its Subsidiaries or any IBTX ERISA Affiliate.

(e)

None of IBTX and its Subsidiaries nor any IBTX ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of IBTX and its Subsidiaries nor any IBTX ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(f)

Except as would not result in any material liability to IBTX and its Subsidiaries, taken as a whole, no IBTX Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g)

Except as would not reasonably be expected to result in any material liability to IBTX and its Subsidiaries, taken as a whole, all contributions required to be made to any IBTX Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any IBTX Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of IBTX.

(h)

There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to IBTX’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the IBTX Benefit Plans, any fiduciaries thereof with respect to their duties to the IBTX Benefit Plans or the assets of any of the trusts under any of the IBTX Benefit Plans that would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries, taken as a whole.

(i)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on IBTX, none of IBTX and its Subsidiaries nor any IBTX ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the IBTX Benefit Plans or their related trusts, IBTX, any of its Subsidiaries or any IBTX ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j)

Except pursuant to arrangements established by SouthState or its Affiliates effective on and after the Effective Time, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of IBTX or any of its Subsidiaries, or result in any limitation on the right of IBTX or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any IBTX Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) to any employee, officer, director or other individual service provider of IBTX or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) under any IBTX Benefit Plan will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(k)

No IBTX Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(l)

The transactions contemplated by this Agreement will not cause or require IBTX or any of its Affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(m)

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX and its Subsidiaries, taken as a whole, there are no pending or, to IBTX’s knowledge, threatened labor grievances or unfair labor practice claims or charges against IBTX or any of its Subsidiaries, or any strikes or other labor disputes against IBTX or any of its Subsidiaries. Neither IBTX nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of IBTX or any of its Subsidiaries and, there are no pending or, to the knowledge of IBTX, threatened organizing efforts by any union or other group seeking to represent any employees of IBTX or any of its Subsidiaries.

(n)

IBTX and its Subsidiaries are, and have been since December 31, 2021 in compliance with all applicable laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigrant, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the related payment and withholding of Taxes, except for failures to comply that have not resulted and would not reasonably be expected to result in any material liability to IBTX and its Subsidiaries, taken as a whole.

(o)

In the past five years, neither IBTX nor any of its Subsidiaries has entered into a settlement agreement with a current or former officer, an employee or individual independent contractor of IBTX or its Subsidiaries that substantially involves allegations relating to sexual harassment by either (i) an executive officer of IBTX or its Subsidiaries or (ii) an employee at the level of Senior Vice President or above of IBTX or its Subsidiaries. In the past five years, to the knowledge of IBTX, no allegations of sexual harassment have been made against (x) an executive officer of IBTX or its Subsidiaries or (y) an employee at the level of Senior Vice President or above of IBTX or its Subsidiaries.

3.12

SEC Reports. IBTX has previously made available to SouthState an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2021 by IBTX pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “IBTX Reports”), and (b) communication mailed by IBTX to its shareholders since December 31, 2021 and prior to the date hereof, and no such IBTX Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2021, as of their respective dates, all IBTX Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of IBTX has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the IBTX Reports.

3.13

Compliance with Applicable Law.

(a)

IBTX and each of its Subsidiaries hold, and have at all times since December 31, 2021, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX, and, to the knowledge of IBTX, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b)

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX, IBTX and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to IBTX or any of its Subsidiaries, including all laws, rules and policies and all restrictions and requirements contained in any contract to which IBTX or any of its Subsidiaries are bound, in each case relating to (i) the privacy of users of the products, services and websites of their business and/or (ii) the collection, use, storage, disclosure and other processing of any data or information that could reasonably be used to identify any person, or that otherwise constitutes personal data or personal information under applicable law (“Personal Data”), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Coronavirus Aid, Relief and Economic Security (CARES) Act (the “Cares Act”) and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX, IBTX and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by IBTX and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where IBTX and its Subsidiaries conduct business.

(c)

IBTX Bank has received an Institution Community Reinvestment Act rating of “satisfactory” or better in its most recently completed Community Reinvestment Act examination.

(d)

IBTX maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data and any other material confidential information against any (i) loss or misuse, (ii) unauthorized or unlawful operations performed thereon, or (iii) other act or omission that compromises the security or confidentiality thereof (clauses (i) through (iii), a “Security Breach”). To the knowledge of IBTX, neither IBTX nor any of its Subsidiaries have experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX. To the knowledge of IBTX, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on IBTX. No claims or actions have been asserted, or to the knowledge of IBTX, threatened, against IBTX or any of its Subsidiaries alleging a violation of such person’s privacy, personal or confidentiality rights under any applicable laws, rules, policies, procedures or contracts, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX.

(e)

Without limitation, none of IBTX or any of its Subsidiaries, or to the knowledge of IBTX, any director, officer, employee, agent or other person acting on behalf of IBTX or any of its Subsidiaries has, directly or indirectly, (i) used any funds of IBTX or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of IBTX or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of IBTX or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of IBTX or any of its Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for IBTX or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for IBTX or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX.

(f)

As of the date hereof, each of IBTX and IBTX Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator) and, as of the date hereof, neither IBTX nor IBTX Bank has received any indication from a Governmental Entity that its status as “well-capitalized” or that the Community Reinvestment Act rating of IBTX Bank will be downgraded within one year from the date of this Agreement.

(g)

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IBTX, (i) IBTX and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law and (ii) none of IBTX, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account.

3.14

Certain Contracts.

(a)

Except as set forth in Section 3.14(a) of the IBTX Disclosure Schedule or as filed with any IBTX Reports, as of the date hereof, neither IBTX nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any IBTX Benefit Plan:

(i)

which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)

which contains a provision that materially restricts the conduct of any line of business by IBTX or any of its Subsidiaries or upon consummation of the Mergers will materially restrict the ability of the Surviving Entity or any of its Affiliates to engage or compete in any line of business or in any geographic region (including any non-compete or client or customer non-solicitation requirement and any exclusivity or exclusive dealing provisions with such an effect) (excluding customary non-solicitation covenants contained in vendor agreements entered into in the ordinary course);

(iii)

which is a collective bargaining agreement or similar agreement with any labor organization;

(iv)

that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of IBTX or its Subsidiaries, taken as a whole;

(v)

that (A) relates to the incurrence of indebtedness by IBTX or any IBTX Subsidiary (including any sale and leaseback transactions, securitizations, off-balance sheet financing arrangements, capitalized leases and other similar financing arrangements), other than those entered into in the ordinary course of business consistent with past practice or (B) provides for the guaranty, support, indemnification, assumption or endorsement by IBTX or any of its Subsidiaries of, or any similar commitment by IBTX or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business;

(vi)

relating to the lease of personal property having a value in excess of $300,000 in the aggregate;

(vii)

in which (i) IBTX or any of its Subsidiaries grants any right, license or covenant not to sue with respect to any Intellectual Property (other than non-exclusive licenses granted to customers in the ordinary course of business consistent with past practice) or (ii) IBTX or any of its Subsidiaries obtains any right, license or covenant not to sue with respect to any Intellectual Property (other than licenses for commercial off-the-shelf software which are generally available on non-discriminatory pricing terms with aggregate annual payments of less than $250,000);

(viii)

relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement;

(ix)

which relates to capital expenditures and involves future payments in excess of $1,000,000 in the aggregate;

(x)

which is not terminable on 60 days or less notice and involves the payment of more than $1,000,000 per annum;

(xi)

that is a settlement, consent or similar agreement and contains any material continuing obligations of IBTX or any of its Subsidiaries; or

(xii)

that relates to the acquisition or disposition of any person, business or asset (including any merger agreement, asset purchase agreement, stock purchase agreement, deposit assumption agreement, loss sharing agreement or other commitment to a Regulatory Agency in connection with the acquisition of a depository institution) and under which IBTX or its Subsidiaries have or may have a material obligation or liability.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the IBTX Disclosure Schedule, is referred to herein as a “IBTX Contract.” IBTX has made available to SouthState true, correct and complete copies of each IBTX Contract in effect as of the date hereof.

(b)

(1) Each IBTX Contract is valid and binding on IBTX or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX, (2) IBTX and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each IBTX Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX, (3) to the knowledge of IBTX, each third-party counterparty to each IBTX Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such IBTX Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX, (4) neither IBTX nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any IBTX Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX, (5) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of IBTX or any of its Subsidiaries, or to the knowledge of IBTX, any other party thereto, of or under any such IBTX Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX and (6) except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IBTX, since December 31, 2021, no third party counterparty to any IBTX Contract has exercised or threatened in writing to exercise any force majeure (or similar) provision to excuse non-performance or performance delays in any IBTX Contract as a result of any pandemic.

3.15

Agreements with Regulatory Agencies. Subject to Section 9.14, neither IBTX nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2021, a recipient of any supervisory letter from, or since December 31, 2021, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the IBTX Disclosure Schedule, a “IBTX Regulatory Agreement”), nor has IBTX or any of its Subsidiaries been advised in writing, or to IBTX’s knowledge, orally, since December 31, 2021, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such IBTX Regulatory Agreement.

3.16

Risk Management Instruments. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of IBTX or any of its Subsidiaries or for the account of a customer of IBTX or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of IBTX or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). IBTX and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to IBTX’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.

3.17

Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX, IBTX and its Subsidiaries are in compliance, and have complied since December 31, 2021, with all federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of IBTX, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on IBTX or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against IBTX, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX. To the knowledge of IBTX, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX. IBTX is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX.

3.18

Investment Securities and Commodities. Each of IBTX and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to IBTX’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of IBTX or its Subsidiaries. Such securities and commodities are valued on the books of IBTX in accordance with GAAP in all material respects. IBTX and each of its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that IBTX believes are prudent and reasonable in the context of their respective businesses, and IBTX and each of its Subsidiaries have, since December 31, 2021, been in compliance with such policies, practices and procedures in all material respects.

3.19

Real Property. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on IBTX, IBTX or a IBTX Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the IBTX Reports as being owned by IBTX or a IBTX Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “IBTX Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such IBTX Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the IBTX Owned Properties, the “IBTX Real Property”), free and clear of all Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of IBTX, the lessor. There are no pending or, to the knowledge of IBTX, threatened condemnation proceedings against the IBTX Real Property.

3.20

Intellectual Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX: (a)(i) IBTX and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or otherwise necessary for the conduct of its business as currently conducted, (ii) to the knowledge of IBTX, neither IBTX nor any of its Subsidiaries have, since December 31, 2021, infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any other person’s rights in Intellectual Property, or violated or breached any applicable license pursuant to which IBTX or any of its Subsidiaries acquired the right to use any Intellectual Property and (iii) no person has asserted in writing to IBTX or any of its Subsidiaries within the past six years that IBTX or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any person; (b) to the knowledge of IBTX, no person is challenging, infringing on or otherwise violating, any right of IBTX or any of its Subsidiaries with respect to any Intellectual Property owned by IBTX or its Subsidiaries; (c) neither IBTX nor any of its Subsidiaries have received any written notice of any pending claim challenging any Intellectual Property owned by IBTX or any of its Subsidiaries (including with respect to the ownership, abandonment, cancellation or enforceability thereof); and (d) IBTX and its Subsidiaries have used reasonable best efforts to safeguard its and their material trade secrets and other confidential information, and avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned by IBTX and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means any and all intellectual property or proprietary rights of any kind arising in any jurisdiction, including in or with respect to any and all: trademarks, service marks, brand names, internet domain names, social media identifiers and accounts, corporate names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; data and database rights; computer software (including source code, object code, firmware, operating systems and specifications); writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

3.21

Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions (including any transactions entered into or to be entered into in connection with the transactions contemplated hereby), between IBTX or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of IBTX or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding IBTX Common Stock (or any of such person’s immediate family members or Affiliates) (other than Subsidiaries of IBTX) on the other hand, of the type required to be reported in any IBTX Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported.

3.22

State Takeover Laws. The Board of Directors of IBTX has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the IBTX Certificate or IBTX Bylaws (collectively, with any similar provisions of the SouthState Articles or SouthState Bylaws, “Takeover Statutes”). In accordance with Section 10.354 of the TBOC, no appraisal or dissenters’ rights will be available to the holders of IBTX Common Stock in connection with the Merger.

3.23

Reorganization. IBTX has not taken any action and has no knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24

Opinion. Prior to the execution of this Agreement, the Board of Directors of IBTX has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Keefe, Bruyette & Woods, Inc. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio provided for in the Merger is fair from a financial point of view to the holders of IBTX Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25

IBTX Information. The information relating to IBTX and its Subsidiaries or that is provided by IBTX, its Subsidiaries or their respective Representatives for inclusion in the Joint Proxy Statement, the S-4 or in any other document filed with any Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Joint Proxy Statement relating to IBTX and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The portion of the S-4 relating to IBTX or any of its Subsidiaries will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by IBTX with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of SouthState or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

3.26

Loan Portfolio.

(a)

As of the date hereof, except as set forth in Section 3.26(a) of the IBTX Disclosure Schedule, neither IBTX nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which IBTX or any Subsidiary of IBTX is a creditor that, as of March 31, 2024, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of March 31, 2024 over 90 days or more delinquent in payment of principal or interest. Set forth in Section 3.26(a) of the IBTX Disclosure Schedule is a true, correct and complete list of (i) all of the Loans of IBTX and its Subsidiaries that, as of March 31, 2024, had an outstanding balance of $1,000,000 and were classified by IBTX as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category, and (ii) each asset of IBTX or any of its Subsidiaries that, as of March 31, 2024, is classified as “Other Real Estate Owned” and the book value thereof.

(b)

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX, each Loan of IBTX or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of IBTX and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c)

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX, each outstanding Loan of IBTX or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of IBTX and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)

None of the agreements pursuant to which IBTX or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e)

There are no outstanding Loans made by IBTX or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of IBTX or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f)

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on IBTX, neither IBTX nor any of its Subsidiaries is now nor has it ever been since December 31, 2021 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

(g)

As to each Loan that is secured whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Entity, such guaranty is in full force and effect, and to IBTX’s knowledge, will remain in full force and effect following the Effective Time, in each case, without any further action by IBTX or any of its Subsidiaries subject to the fulfillment of their obligations under the agreement with the Small Business Administration that arise after the date hereof.

3.27

Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on IBTX, (a) IBTX and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of IBTX and IBTX Bank reasonably have determined to be prudent and consistent with industry practice, and IBTX and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of IBTX and its Subsidiaries, IBTX or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by IBTX or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy, and (e) neither IBTX nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

3.28

RIA Compliance Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Subsidiary of IBTX that is registered with the SEC as an investment adviser under the U.S. Advisers Act of 1940, as amended (the “Advisers Act”, and any such Subsidiary, a “RIA Subsidiary”) is and has been, (i) at all times required by applicable law, duly registered as an investment adviser under the Advisers Act and under all applicable state statutes (if required to be so registered under applicable law), and (ii) since December 31, 2021, duly registered and licensed as an investment adviser under all other applicable laws or exempt therefrom. Except for the RIA Subsidiaries, neither IBTX nor any of its Subsidiaries provides investment management or investment advisory services, including any subadvisory services, that involve acting as an “investment adviser” within the meaning of the Advisers Act (such services, “Investment Advisory Services”) in any jurisdiction or is required to be registered under the Advisers Act or any applicable law in any jurisdiction.

(b)

Each RIA Subsidiary has designated and approved an appropriate chief compliance officer in accordance with Rule 206(4)-7 under the Advisers Act. Each RIA Subsidiary has established in compliance with requirements of applicable law, and maintained in effect at all times required by applicable law since December 31, 2021, (i) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program, (ii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, (iii) written cyber security and identity theft policies and procedures, (iv) written supervisory procedures and a supervisory control system, (v) written policies and procedures designed to protect non-public personal information about customers, clients and other third parties, (vi) written recordkeeping policies and procedures and (vii) other policies required to be maintained by such RIA Subsidiary under applicable law, including Rules 204A-1 and 206(4)-7 under the Advisers Act, and since December 31, 2021, there has been no material violation of such policies and procedures, except, in each case under clauses (i)-(vii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)

With respect to each RIA Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of such RIA Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the knowledge of IBTX, any of such RIA Subsidiary’s other “associated persons” (as defined in the Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-1 under the Advisers Act or (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless in the case of clause (A), (B) or (C), such RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, nor (ii) are there any pending or, to the knowledge of IBTX, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations in writing by any Regulatory Agency or other Governmental Entity that would reasonably be expected to result in the ineligibility or disqualification of such RIA Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to be, individually or in the aggregate, material to IBTX.

(d)

Each RIA Subsidiary is, and since December 31, 2021, has been, in compliance with (i) the applicable provisions of the Advisers Act and (ii) all other applicable laws of the jurisdictions in which such RIA Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (i) and (ii) for such matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)

Each RIA Subsidiary is not prohibited from charging fees to any person pursuant to Rule 206(4)-5 under the Advisers Act or any similar “pay-to-play” rule or requirement, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)

Each RIA Subsidiary, and any investment advisory program sponsored by each RIA Subsidiary, is in compliance with Rule 3a-4 under the Investment Company Act.

3.29

Client Agreements. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each investment advisory agreement entered into by an RIA Subsidiary with any client or customer of any RIA Subsidiary for Investment Advisory Services (any such client or customer, an “Advisory Client”) for the purpose of providing Investment Advisory Services to such Advisory Client (any such agreement, an “Advisory Agreement”) includes all provisions required by and complies in all respects with the Advisers Act; (ii) no Advisory Client is registered or required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); and (iii) each RIA Subsidiary does not sponsor, or act as an investment adviser or sub-adviser for, any public or private investment funds.

(b)

Each RIA Subsidiary and each of its Affiliates has complied with all applicable obligations, requirements and conditions of each Advisory Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each RIA Subsidiary does not provide Investment Advisory Services to any person other than the Advisory Clients and (ii) each RIA Subsidiary provides Investment Advisory Services to Advisory Clients solely pursuant to written Advisory Agreements.

3.30

No Other Representations or Warranties.

(a)

Except for the representations and warranties made by IBTX in this Article III, neither IBTX nor any other person makes any express or implied representation or warranty with respect to IBTX, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and IBTX hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither IBTX nor any other person makes or has made any representation or warranty to SouthState or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to IBTX, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to SouthState or any of its Affiliates or representatives in the course of their due diligence investigation of IBTX, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case, for the representations and warranties made by IBTX in this Article III.

(b)

IBTX acknowledges and agrees that neither SouthState nor any other person on behalf of SouthState has made or is making, and IBTX has not relied upon, any express or implied representation or warranty other than those contained in Article IV.

Article IV

REPRESENTATIONS AND WARRANTIES OF SOUTHSTATE

Except (a) as disclosed in the disclosure schedule delivered by SouthState to IBTX concurrently herewith (the “SouthState Disclosure Schedule”) (it being understood that (i) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the SouthState Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by SouthState that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced, and (2) any other sections of this Article IV (a) to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any SouthState Reports publicly filed with or furnished to the SEC by SouthState since December 31, 2021, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature; provided that this clause (b) shall not apply to the representations and warranties set forth in Sections 4.1(a), 4.2(a), 4.3(a), 4.3(b)(i), 4.7 and 4.19), SouthState hereby represents and warrants to IBTX as follows:

4.1

Corporate Organization.

(a)

SouthState is a corporation duly organized and validly existing under the laws of the State of South Carolina, is a bank holding company duly registered under the BHC Act and has elected to be treated as a financial holding company under the BHC Act. SouthState has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. SouthState is duly licensed or qualified to do business and in good standing (to the extent such concept (or a similar concept) exists in such jurisdiction) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState. True and complete copies of the amended and restated articles of incorporation of SouthState, as amended (the “SouthState Articles”) and the amended and restated bylaws of SouthState, as amended (the “SouthState Bylaws”), in each case, as in effect as of the date of this Agreement, have previously been made available by SouthState to IBTX.

(b)

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState, each Subsidiary of SouthState (an “SouthState Subsidiary”) (1) is duly organized and validly existing under the laws of its jurisdiction of organization, (2) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, and (3) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of SouthState or any Subsidiary of SouthState to pay dividends or distributions except, in the case of SouthState or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. SouthState Bank is the only depository institution Subsidiary of SouthState, and the deposit accounts of SouthState Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the FDI Act) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the SouthState Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of SouthState as of the date hereof. True and complete copies of the organizational documents of SouthState Bank as in effect as of the date of this Agreement have previously been made available by SouthState to IBTX. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of SouthState other than the SouthState Subsidiaries.

4.2

Capitalization.

(a)

The authorized capital stock of SouthState consists of 160,000,000 shares of SouthState Common Stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share (the “SouthState Preferred Stock”). As of May 15, 2024 there were (i) 76,190,052 shares of SouthState Common Stock issued and outstanding, including 5,920 shares of SouthState Common Stock granted in respect of outstanding restricted shares of SouthState Common Stock (“SouthState Restricted Share Awards”); (ii) 288,935 shares of SouthState Common Stock reserved for issuance upon the settlement of outstanding restricted stock units in respect of shares of SouthState Common Stock (the “SouthState RSU Awards”); (iii) 594,197 shares of SouthState Common Stock reserved for issuance upon the settlement of outstanding SouthState PSU Awards (assuming performance goals are satisfied at the target level) or 798,050 shares of SouthState Common Stock reserved for issuance upon the settlement of outstanding SouthState PSU Awards (assuming performance goals are satisfied at the maximum level); (iv) 100,144 shares of SouthState Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of SouthState Common Stock (the “SouthState Stock Options”) and SouthState Warrants; and (v) no shares of SouthState Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, for changes since May 15, 2024 resulting from the exercise, vesting or settlement of any SouthState Restricted Share Awards, SouthState RSU Awards, SouthState PSU Awards and SouthState Options (collectively, “SouthState Equity Awards”) described in the immediately preceding sentence and 2,441,004 shares of SouthState Common Stock reserved for issuance pursuant to future grants under the SouthState equity incentive plans, there are no shares of capital stock or other voting securities or equity interests of SouthState issued, reserved for issuance or outstanding. All the issued and outstanding shares of SouthState Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of SouthState may vote. As of the date hereof, no trust preferred or subordinated debt securities of SouthState are issued or outstanding except as set forth on Section 4.2(a) of the SouthState Disclosure Schedule. Other than SouthState Equity Awards, issued prior to the date of this Agreement as described in this Section 4.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, deferral units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in SouthState, or contracts, commitments, understandings or arrangements by which SouthState may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in SouthState or that otherwise obligate SouthState to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “SouthState Securities”). Other than the SouthState Equity Awards, no equity or equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of SouthState or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which SouthState or any of its Subsidiaries is a party with respect to the voting or transfer of SouthState Common Stock, capital stock or other voting or equity securities or ownership interests of SouthState or granting any shareholder or other person any registration rights.

(b)

Except as would not, either individually or in the aggregate, reasonably be expected to be material to SouthState, SouthState owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the SouthState Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

4.3

Authority; No Violation.

(a)

SouthState has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) have been duly and validly approved by the Board of Directors of SouthState. The Board of Directors of SouthState has determined, by the unanimous vote of directors present at the applicable meeting, that the transactions contemplated hereby (including the Merger), on the terms and conditions set forth in this Agreement, are advisable and in the best interests of SouthState and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger and the Bank Merger), and has directed that this Agreement be submitted to SouthState’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for (i) the approval of this Agreement by the affirmative vote of two-thirds of the votes entitled to be cast on this Agreement by the holders of SouthState Common Stock (the “SouthState Merger Vote”), (ii) the approval of the issuance of shares of SouthState Common Stock in connection with the Merger (the “SouthState Share Issuance”) by the affirmative vote of the majority of the votes cast by the holders of SouthState Common Stock at the SouthState Meeting (the “SouthState Share Issuance Vote” and, together with the SouthState Merger Vote, the “Requisite SouthState Vote”), and (iii) the approval of the Bank Merger Agreement by SouthState as SouthState Bank’s sole shareholder, no other corporate proceedings on the part of SouthState are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SouthState and (assuming due authorization, execution and delivery by IBTX) constitutes a valid and binding obligation of SouthState, enforceable against SouthState in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of SouthState Common Stock to be issued in the Merger have been validly authorized (subject to receipt of the Requisite SouthState Vote), and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of SouthState will have any preemptive right or similar rights in respect thereof.

(b)

Neither the execution and delivery of this Agreement by SouthState, nor the consummation by SouthState of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by SouthState with any of the terms or provisions hereof, will (i) violate any provision of the SouthState Articles, the SouthState Bylaws or the organizational documents of SouthState Bank, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthState or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of SouthState or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SouthState or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState.

4.4

Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE and the NASDAQ, (b) the filing of any required applications, filings, waiver requests and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of such applications, filings, waiver requests and notices, (c) the filing of any required applications, filings and notices, as applicable, with the OCC under the Bank Merger Act of 1960, and approval or waiver of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with any state bank regulatory authority with respect to SouthState Bank’s establishment and operation of IBTX Bank’s branches and other offices following the Bank Merger Effective Time, which applications, filings and notices are set forth on Section 4.4(d) of the SouthState Disclosure Schedule or Section 3.4(d) of the IBTX Disclosure Schedule, (e) the filing of any required applications, filings and notices, as applicable, with each Applicable Agency and the receipt of any required consents or approvals from each Applicable Agency, which applications, filings, notices, consents and approvals are set forth on Section 4.4(e) of the SouthState Disclosure Schedule or Section 3.4(e) of the SouthState Disclosure Schedule, (f) those additional applications, filings and notices, if any, listed on Section 3.4 of the IBTX Disclosure Schedule or Section 4.4 of the SouthState Disclosure Schedule and approval of such applications, filings and notices, (g) the filing with the SEC of the Joint Proxy Statement, and the S-4, and the declaration by the SEC of the effectiveness of the S-4 in which the Joint Proxy Statement will be included as a prospectus, (h) the filing of the Certificates of Merger with the Texas Secretary pursuant to the TBOC and the South Carolina Secretary pursuant to the SCBCA, the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SouthState Common Stock pursuant to this Agreement and the approval of the listing of such SouthState Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by SouthState of this Agreement or (ii) the consummation by SouthState of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, SouthState has no knowledge of any reason why the necessary regulatory approvals and consents will not be received by SouthState to permit consummation of the Merger and the Bank Merger on a timely basis.

4.5

Reports. SouthState and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since December 31, 2021 with (a) any state regulatory authority, (b) the OCC, (c) the SEC, (d) the Federal Reserve Board, (e) the FDIC, (f) any foreign regulatory authority, and (g) any SRO (clauses (a) – (g), collectively “SouthState Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any SouthState Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState. As of their respective dates, such reports, forms, correspondence, registrations and statements, and other filings, documents and instruments were complete and accurate and complied with all applicable laws, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState. Subject to Section 9.14, except for normal examinations conducted by a SouthState Regulatory Agency in the ordinary course of business of SouthState and its Subsidiaries, no SouthState Regulatory Agency or governmental agency or authority has initiated or has pending any proceeding or, to the knowledge of SouthState, investigation into the business or operations of SouthState or any of its Subsidiaries since December 31, 2021, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any SouthState Regulatory Agency with respect to any report or statement relating to any examinations or inspections of SouthState or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any SouthState Regulatory Agency with respect to the business, operations, policies or procedures of SouthState or any of its Subsidiaries since December 31, 2021, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState.

4.6

Financial Statements.

(a)

The financial statements of SouthState and its Subsidiaries included (or incorporated by reference) in the SouthState Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of SouthState and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of SouthState and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2021, no independent public accounting firm of SouthState has resigned (or informed SouthState that it intends to resign) or been dismissed as independent public accountants of SouthState as a result of or in connection with any disagreements with SouthState on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState, neither SouthState nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of SouthState included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2024, or in connection with this Agreement and the transactions contemplated hereby.

(c)

The records, systems, controls, data and information of SouthState and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of, or leased or provided as a service to, SouthState or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on SouthState. SouthState (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to SouthState, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of SouthState by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to SouthState’s outside auditors and the audit committee of SouthState’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect SouthState’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of SouthState, any fraud, whether or not material, that involves management or other employees who have a significant role in SouthState’s internal controls over financial reporting. To the knowledge of SouthState, any such disclosures were made in writing by management to SouthState’s auditors and audit committee. As of the date hereof, neither SouthState nor its independent audit firm has identified, and, to the knowledge of SouthState, no circumstances exist upon which SouthState or its independent audit firm would reasonably be expected to identify after the date hereof, any un-remediated material weakness in internal controls over financial reporting or disclosure controls and procedures. To the knowledge of SouthState, there is no reason to believe that SouthState’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)

Since December 31, 2021, (i) neither SouthState nor any of its Subsidiaries, nor, to the knowledge of SouthState, any director, officer, auditor, accountant or representative of SouthState or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of SouthState or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SouthState or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing SouthState or any of its Subsidiaries, whether or not employed by SouthState or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by SouthState or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of SouthState or any committee thereof or the Board of Directors or similar governing body of any SouthState Subsidiary or any committee thereof, or to the knowledge of SouthState, to any director or officer of SouthState or any SouthState Subsidiary.

4.7

Broker’s Fees. With the exception of the engagement of Raymond James & Associates, neither SouthState nor any SouthState Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger, the Bank Merger or related transactions contemplated by this Agreement. SouthState has disclosed to IBTX as of the date hereof the aggregate fees provided for in connection with the engagement by SouthState of Raymond James & Associates related to the Mergers and the other transactions contemplated hereunder.

4.8

Absence of Certain Changes or Events.

(a)

Since December 31, 2023, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState.

(b)

Since December 31, 2023, SouthState and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9

Legal and Regulatory Proceedings.

(a)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, neither SouthState nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of SouthState, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SouthState or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)

Except as would not reasonably be expected to, either individually or in the aggregate, be material to SouthState, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon SouthState, any of its Subsidiaries or the assets of SouthState or any of its Subsidiaries (or that, upon consummation of the Mergers, would apply to the Surviving Entity or any of its Affiliates).

4.10

Taxes and Tax Returns.

(a)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState: each of SouthState and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete; neither SouthState nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); all Taxes of SouthState and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid; each of SouthState and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party; neither SouthState nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect (other than extension or waiver granted in the ordinary course of business); neither SouthState nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of SouthState and its Subsidiaries or the assets of SouthState and its Subsidiaries; neither SouthState nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (x) exclusively between or among SouthState and its Subsidiaries or (y) not primarily related to Taxes and entered into in the ordinary course of business consistent with past practice); neither SouthState nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was SouthState), or (B) has any liability for the Taxes of any person (other than SouthState or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a transferee or successor.

(b)

Neither SouthState nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither SouthState nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(c)

Neither SouthState nor any of its Subsidiaries (x) has taken or agreed to take any action that or (y) has failed to take or agreed not to take any action if the failure to take such action, in each case, could reasonably be expected to result in the covenants set forth in Section 6.20 not being satisfied, provided that taking any action expressly required or contemplated by this Agreement shall not cause SouthState to be in breach of this representation. As of the date of this Agreement, neither SouthState nor any of its Subsidiaries has knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

4.11

Employees.

(a)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, each SouthState Benefit Plan (as defined below) has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. For purposes of this Agreement, the term “SouthState Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which SouthState or any Subsidiary or any trade or business of SouthState or any of its Subsidiaries, whether or not incorporated, all of which together with SouthState would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “SouthState ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by SouthState or any of its Subsidiaries or any SouthState ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of SouthState or any of its Subsidiaries or any SouthState ERISA Affiliate, excluding, in each case, any Multiemployer Plan or any plan, program, agreement, contract, policy or arrangement that is sponsored, maintained or administered by any governmental body, agency, authority or entity.

(b)

Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, with respect to each SouthState Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code or in “critical” status for purposes of Section 302 of the Code, (iii) the present value of accrued benefits under such SouthState Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such SouthState Benefit Plan’s actuary with respect to such SouthState Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such SouthState Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the PBGC have been timely paid in full, (vi) the PBGC has not instituted proceedings to terminate any such SouthState Benefit Plan and (vii) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by SouthState or any of its Subsidiaries.

(c)

None of SouthState and its Subsidiaries nor any SouthState ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to a Multiemployer Plan or a Multiple Employer Plan, and none of SouthState and its Subsidiaries nor any SouthState ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(d)

There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to SouthState’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the SouthState Benefit Plans, any fiduciaries thereof with respect to their duties to the SouthState Benefit Plans or the assets of any of the trusts under any of the SouthState Benefit Plans, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState.

4.12

SEC Reports. SouthState has previously made available to IBTX an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2021 by SouthState pursuant to the Securities Act or the Exchange Act (the “SouthState Reports”), and (b) communication mailed by SouthState to its shareholders since December 31, 2021 and prior to the date hereof, and no such SouthState Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2021, as of their respective dates, all SouthState Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of SouthState has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the SouthState Reports.

4.13

Compliance with Applicable Law.

(a)

SouthState and each of its Subsidiaries hold, and have at all times since December 31, 2021, held, all licenses, registrations, franchises, certificates, variances, permits charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState, and to the knowledge of SouthState, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b)

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState, SouthState and each of its Subsidiaries have complied with, and are not in default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to SouthState or any of its Subsidiaries, including all laws, rules and policies and all restrictions and requirements contained in any contract to which SouthState or any of its Subsidiaries are bound, in each case relating to (i) the privacy of users of the products, services and websites of their business and/or (ii) the collection, use, storage, disclosure and other processing of any Personal Data, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Cares Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, SouthState and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by SouthState and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where SouthState and its Subsidiaries conduct business.

(c)

SouthState Bank has received an Institution Community Reinvestment Act rating of “satisfactory” or better in its most recently completed Community Reinvestment Act examination.

(d)

SouthState maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data and any other material confidential information against any Security Breach. To the knowledge of SouthState, neither SouthState nor any of its Subsidiaries have experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState. To the knowledge of SouthState, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SouthState. No claims or actions have been asserted, or to the knowledge of SouthState, threatened, against SouthState or any of its Subsidiaries alleging a violation of such person’s privacy, personal or confidentiality rights under any applicable laws, rules, policies, procedures or contracts, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState.

(e)

Without limitation, none of SouthState, or any of its Subsidiaries, or to the knowledge of SouthState, any director, officer, employee, agent or other person acting on behalf of SouthState or any of its Subsidiaries has, directly or indirectly, (i) used any funds of SouthState or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of SouthState or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of SouthState or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of SouthState or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for SouthState or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for SouthState or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState.

(f)

As of the date hereof, each of SouthState and SouthState Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator) and, as of the date hereof, neither SouthState nor SouthState Bank has received any indication from a Governmental Entity that its status as “well-capitalized” or that the Community Reinvestment Act rating of SouthState Bank will be downgraded within one year from the date of this Agreement.

(g)

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SouthState, (i) SouthState and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law and (ii) none of SouthState, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account.

4.14

Certain Contracts.

(a)

Each contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SouthState or any of its Subsidiaries is a party or by which SouthState or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by SouthState, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “SouthState Contract”).

(b)

(1) Each SouthState Contract is valid and binding on SouthState or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState, (2) SouthState and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each SouthState Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState, (3) to the knowledge of SouthState, each third-party counterparty to each SouthState Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such SouthState Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState, (4) neither SouthState nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any SouthState Contract by any of the other parties thereto which would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, (5) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of SouthState or any of its Subsidiaries or, to the knowledge of SouthState, any other party thereto, of or under any such SouthState Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState and (6) except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SouthState, since December 31, 2021, no third party counterparty to any SouthState Contract has exercised or threatened in writing to exercise any force majeure (or similar) provision to excuse non-performance or performance delays in any SouthState Contract as a result of any pandemic.

4.15

Agreements with SouthState Regulatory Agencies. Subject to Section 9.14, neither SouthState nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2021, a recipient of any supervisory letter from, or since December 31, 2021, has adopted any policies, procedures or board resolutions at the request or suggestion of, any SouthState Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the SouthState Disclosure Schedule, an “SouthState Regulatory Agreement”), nor has SouthState or any of its Subsidiaries been advised in writing, or to SouthState’s knowledge, orally, since December 31, 2021, by any SouthState Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such SouthState Regulatory Agreement.

4.16

Environmental Matters. Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, SouthState and its Subsidiaries are in compliance, and have complied since December 31, 2021, with all Environmental Laws.

4.17

Risk Management Instruments. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of SouthState or any of its Subsidiaries or for the account of a customer of SouthState or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of SouthState or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). SouthState and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to SouthState’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.

4.18

Related Party Transactions. Except as set forth in any SouthState Reports, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions (including any transactions entered into or to be entered into in connection with the transactions contemplated hereby), between SouthState or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of SouthState or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding SouthState Common Stock (or any of such person’s immediate family members or Affiliates) (other than Subsidiaries of SouthState) on the other hand, of the type required to be reported in any SouthState Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act, that have not been so reported.

4.19

State Takeover Laws. The Board of Directors of SouthState has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Statutes. In accordance with Section 33-13-102(b) of the SCBCA, no appraisal or dissenters’ rights will be available to the holders of SouthState Common Stock in connection with the Merger.

4.20

Reorganization. SouthState has not taken any action and has no knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.21

Opinion. Prior to the execution of this Agreement, the Board of Directors of SouthState has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Raymond James & Associates, to the effect that as of the date thereof based upon and subject to the various assumptions made, procedures followed, matters considered, and the terms, qualifications and limitations set forth in its written opinion, the Exchange Ratio is fair from a financial point of view to SouthState. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.22

SouthState Information. The information relating to SouthState and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, and the information relating to SouthState and its Subsidiaries that is provided in writing by SouthState or its representatives specifically for inclusion in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Joint Proxy Statement that relate only to SouthState or any of its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to IBTX or any of the IBTX Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.23

Loan Portfolio. Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on SouthState, each outstanding Loan of SouthState or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of SouthState and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SouthState, each Loan of SouthState or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of SouthState and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

4.24

Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SouthState, SouthState and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of SouthState and SouthState Bank reasonably have determined to be prudent and consistent with industry practice, and SouthState and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof.

4.25

No Other Representations or Warranties.

(a)

Except for the representations and warranties made by SouthState in this Article IV, neither SouthState nor any other person makes any express or implied representation or warranty with respect to SouthState, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and SouthState hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither SouthState nor any other person makes or has made any representation or warranty to IBTX or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to SouthState, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to IBTX or any of its Affiliates or representatives in the course of their due diligence investigation of SouthState, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by SouthState in this Article IV.

(b)

SouthState acknowledges and agrees that neither IBTX nor any other person on behalf of IBTX has made or is making, and SouthState has not relied upon, any express or implied representation or warranty other than those contained in Article III.

Article V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1

Conduct of Businesses by IBTX Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.1 of the IBTX Disclosure Schedule), required by applicable law or as consented to in writing by SouthState (such consent not to be unreasonably withheld, conditioned or delayed), IBTX shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and to carry on its business with prudent banking practice and in compliance in all material respects with all applicable laws and (c) take no action that would reasonably be expected to materially and adversely affect or delay the ability of either SouthState or IBTX to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2

Forbearances of IBTX. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.2 of the IBTX Disclosure Schedule (it being understood that any disclosures made with respect to a subsection of this Section 5.2 shall be deemed to qualify (1) any other subsection of this Section 5.2 specifically referenced or cross-referenced, and (2) any other subsections of this Section 5.2 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other subsections)) or as required by law, IBTX shall not, and IBTX shall not permit any of its Subsidiaries to, without the prior written consent of SouthState (such consent not to be unreasonably withheld, conditioned or delayed):

(a)

other than (1) federal funds borrowings and borrowings from the Federal Home Loan Bank, in each case, with a maturity not in excess of six months, and (2) the creation of deposit liabilities or other customary banking products, issuances of letters of credit, sales of certificates of deposits, and entry into repurchase agreements, in each case (1) and (2), in the ordinary course of business on terms and in amounts consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of IBTX or any of its wholly-owned Subsidiaries, on the one hand, to IBTX or any of its wholly-owned Subsidiaries, on the other hand), or directly or indirectly, incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for the indebtedness obligations or liabilities of any other individual, corporation or other entity;

(b)

(1)

adjust, split, combine or reclassify any capital stock (or shares thereof);

(2)

make, declare, pay, set aside for payment or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any IBTX Securities or any securities of any IBTX Subsidiary except (A) regular quarterly cash dividends by IBTX at a rate not in excess of $0.38 per share of IBTX Common Stock (and corresponding dividends or dividend equivalents in respect of IBTX Equity Awards), (B) cash dividends paid by any of the Subsidiaries of IBTX to IBTX or any of its wholly-owned Subsidiaries, (C) with respect to the forfeiture, vesting, settlement or satisfaction of applicable Tax withholding of IBTX Equity Awards outstanding as of the date of this Agreement or granted thereafter not in violation of this Section 5.2 or (D) regular distributions on outstanding trust preferred securities in accordance with their terms;

(3)

grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity or equity-based awards or interests, or grant any person any right to acquire any IBTX Securities or any securities of any IBTX Subsidiary; or

(4)

issue, sell, transfer, encumber, or authorize the issuance, sale or transfer, or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any IBTX Securities or any securities of any IBTX Subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any IBTX Securities or any securities of any IBTX Subsidiary except with respect to the forfeiture, vesting, settlement or satisfaction of applicable Tax withholding of IBTX Equity Awards outstanding as of the date of this Agreement or granted thereafter not in violation of this Section 5.2;

(c)

sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of, or discontinue, any of its material rights, properties, assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than (x) in the ordinary course of business consistent with past practice or (y) pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.2 of the IBTX Disclosure Schedule;

(d)

except for foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary course of business consistent with past practice, make any material investment in or acquire (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or all or any portion of the property, assets, debt, business, deposits or properties of any other person, in each case, other than a wholly-owned Subsidiary of IBTX;

(e)

in each case, except for transactions in the ordinary course of business, (x) enter into, terminate, amend, extend or waive any material provision of, any IBTX Contract (or any contract that would constitute a IBTX Contract if in effect on the date of this Agreement), (y) make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to IBTX or any of its Subsidiaries (or the Surviving Entity), or (z) enter into any material contract of a type described in Section 3.3(b)(y) (or amend an existing material contract in a manner that would result in it being of a type described in Section 3.3(b)(y)), read without giving effect to any qualification as to Material Adverse Effect set forth in Section 3.3(b);

(f)

except as required pursuant to the terms of any IBTX Benefit Plan in effect as of the date of this Agreement or entered into, established or adopted after the date of this Agreement in a manner not in contravention with this Section 5.2(f), (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any IBTX employee or individual service provider, except (1) increases in annual salary or wage rate (and corresponding increases in incentive opportunities) in the ordinary course of business consistent with past practice that do not exceed 5% individually or 4% in the aggregate on an annualized basis and (2) for the payment of annual bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice pursuant to a IBTX Benefit Plan in effect as of the date hereof or entered into, established or adopted after the date of this Agreement in a manner not in contravention with this Section 5.2(f), (B) become a party to, establish, adopt, materially amend, commence participation in or terminate any IBTX Benefit Plan or any arrangement that would have been a IBTX Benefit Plan had it been entered into prior to this Agreement, (C) grant any new equity or equity-based awards, or amend or modify the terms of any outstanding equity or equity-based awards, under any IBTX Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any IBTX Benefit Plan, (E) hire any individual who would be an employee at the Executive Vice President level or above, (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any IBTX Benefit Plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (G) forgive any loans or issue any loans (other than issuing loans in the ordinary course of business and consistent with past practice) to any IBTX employee;

(g)

(i) settle, or enter into any settlement or similar agreement with respect to, any claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually of less than $750,000 and in the aggregate less than $3,000,000, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Entity or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment materially restricting or otherwise materially affecting its business or operations or the Surviving Entity after consummation of the Mergers;

(h)

take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(i)

amend its certificate or articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries;

(j)

other than in consultation with SouthState Bank, (i) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or (ii) acquire (other than (A) by way of foreclosure or acquisitions in a bona fide fiduciary capacity or (B) in satisfaction of debts previously contracted in good faith) any debt security or equity investment or any certificates of deposit issued by other banks, other than securities rated “AA” or higher by either Standard and Poor’s Ratings Services or Moody’s Investor Service;

(k)

implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable law, regulation or policies imposed by any Governmental Entity;

(l)

(i) enter into any new line of business or, other than in the ordinary course of business consistent with past practice or in consultation with SouthState, introduce any new products or services, in each case, except as required by applicable law, regulation or policies imposed by any Governmental Entity; or (ii) other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate, fee pricing or other material banking or operating policies and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(m)

abandon or allow to lapse any material Intellectual Property, other than in the ordinary course of business consistent with past practice;

(n)

make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;

(o)

make or acquire any new Loan (except for any Loan for which a commitment to make or acquire was entered into prior to the date of this Agreement) or issue a commitment (including a letter of credit) for any new Loan, in each case to a new client that individually contains a total credit exposure to such new client and its Affiliates of $10,000,000 or greater with respect to such new individual Loan; provided, that if SouthState does not respond to a request for consent pursuant to this Section 5.2(o) within five Business Days of having received such request together with the relevant Loan package, such non-response shall be deemed to constitute consent;

(p)

make, or commit to make, any capital expenditures that exceed the amounts set forth in IBTX’s capital expenditure budget set forth in Section 5.2(p) of the IBTX Disclosure Schedule;

(q)

merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(r)

make any material new investment or material new commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any material new investment or material new commitment to develop, or otherwise take any actions to develop any material real estate owned by IBTX or any of its Subsidiaries;

(s)

file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility;

(t)

pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or associates of any of its officers or directors other than routine banking relationships, compensation or business expense advancements or reimbursements in the ordinary course of business;

(u)

except for loans or extensions of credit approved and/or committed as of the date of this Agreement and subject to Section 5.2(o), without 48 hours’ notice prior to closing via email to SouthState Bank, (i) make any loan in excess of $10,000,000; (ii) purchase a participation in any loan or pool of loans in excess of the limit set forth above; (iii) renew any loan greater than $10,000,000 if the interest rate lock is more than five years, or if the loan is not fully amortizing and its maturity is 15 years or more, or (iv) renew for more than 12 months any loans greater than $5,000,000 rated “watch” or worse. For purposes of this Section 5.2(u), prior email notice would be to the Chief Credit Officer or designated Credit Administrator of SouthState Bank;

(v)

other than interest rate swaps entered into for the account of customers of IBTX or any IBTX Subsidiaries (i.e. “back-to-back” agreements) or in the ordinary course of business, enter into any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions;

(w)

take any action that is intended or would reasonably be expected to (i) result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.2 not being satisfied by the Termination Date, except as may be required by applicable law or (ii) prevent, delay or impair in any material respect its ability to consummate the transactions contemplated by this Agreement or by the Bank Merger Agreement; or

(x)

agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3

Conduct of Businesses by SouthState Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.3 of the SouthState Disclosure Schedule), required by applicable law or as consented to in writing by IBTX (such consent not to be unreasonably withheld, conditioned or delayed), SouthState shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and to carry on its business with prudent banking practice and in compliance in all material respects with all applicable laws and (c) take no action that would reasonably be expected to materially and adversely affect or delay the ability of either SouthState or IBTX to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.4

Forbearances of SouthState. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.4 of the SouthState Disclosure Schedule (it being understood that any disclosures made with respect to a subsection of this Section 5.4 shall be deemed to qualify (1) any other subsection of this Section 5.4 specifically referenced or cross-referenced, and (2) any other subsections of this Section 5.4 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other subsections)), as required by law or as consented to in writing by IBTX (such consent not to be unreasonably withheld, conditioned or delayed), SouthState shall not, and shall not permit any of its Subsidiaries to:

(a)

adjust, split, combine or reclassify any capital stock of SouthState (or shares thereof);

(b)

make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any SouthState Securities or any securities of any SouthState Subsidiary except, in each case, (A) regular quarterly cash dividends by SouthState at a rate not in excess of $0.55 per share of SouthState Common Stock, (B) dividends paid by any of the Subsidiaries of SouthState to SouthState or any of its wholly-owned Subsidiaries, (C) regular distributions of outstanding trust preferred securities in accordance with their terms or (D) for withholding Taxes incurred in connection with the vesting or settlement of equity compensation awards, in each case, in accordance with past practice and the terms of the applicable award agreements;

(c)

amend the SouthState Articles or the SouthState Bylaws in a manner that would materially and adversely affect the holders of IBTX Common Stock, or adversely affect the holders of IBTX Common Stock relative to other holders of SouthState Common Stock;

(d)

incur any indebtedness for borrowed money (other than indebtedness of SouthState or any of its wholly-owned Subsidiaries to SouthState or any of its Subsidiaries) that would reasonably be expected to prevent SouthState or its Subsidiaries from assuming IBTX’s or its Subsidiaries’ outstanding indebtedness;

(e)

take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(f)

take any action that is intended or would reasonably be expected to (i) result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.3 not being satisfied by the Termination Date, except as may be required by applicable law or (ii) prevent, delay or impair in any material respect its ability to consummate the transactions contemplated by this Agreement or by the Bank Merger Agreement;

(g)

take any action that is intended or would reasonably be expected to result in a material delay in the ability of SouthState or IBTX to perform any of their obligations under this Agreement on a timely basis or a material delay in the ability of SouthState to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby by the Termination Date; or

(h)

agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.4.

5.5

No Control. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Article VI

ADDITIONAL AGREEMENTS

6.1

Regulatory Matters.

(a)

Promptly after the date of this Agreement, SouthState and IBTX shall prepare and file with the SEC the Joint Proxy Statement, and SouthState shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus, and the parties shall use reasonable best efforts to make such filings no later than 45 days after the date of this Agreement. Each of SouthState and IBTX shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filings, and SouthState and IBTX shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. SouthState and IBTX shall use their reasonable best efforts to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement. SouthState shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and IBTX shall furnish all information concerning IBTX and the holders of IBTX Common Stock as may be reasonably requested in connection with any such action.

(b)

The parties hereto shall cooperate with each other and use their reasonable best efforts to (i) promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within 45 days of the date of this Agreement) and (ii) obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such Regulatory Agencies and Governmental Entities. IBTX and SouthState shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. SouthState and IBTX shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable laws relating to the exchange of information, all the information relating to IBTX or SouthState, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to obtaining all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated in this Agreement, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law; and provided, that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Entity which the other party does not attend or participate in connection with or affecting the transactions contemplated by this Agreement, to the extent permitted by such Governmental Entity and subject to applicable law and Section 9.14. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, waivers, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the OCC and the Federal Reserve Board (in respect of the Merger or the Bank Merger) or (ii) referred to in Section 3.4 or Section 4.4 that are necessary to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), except, in the case of this clause (ii), for any such authorizations, consents, waivers, orders or approvals the failure of which to be obtained would not be material to the Surviving Entity.

(c)

In furtherance and not in limitation of the foregoing, each party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require SouthState or IBTX or any of their respective Subsidiaries, and neither IBTX nor any of its Subsidiaries shall be permitted (without the prior written consent of SouthState), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of Governmental Entities that would reasonably be expected to have a material adverse effect on the Surviving Entity and its Subsidiaries, taken as a whole, after giving effect to the Merger (provided that for purposes of determining whether any of the foregoing gives rise to such a “material adverse effect”, “material adverse effect” shall be measured on a scale relative only to the size of IBTX and its Subsidiaries, taken as a whole, without SouthState and its Subsidiaries) (a “Materially Burdensome Regulatory Condition”).

(d)

SouthState and IBTX shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of SouthState, IBTX or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(e)

SouthState and IBTX shall promptly advise each other upon receiving any communication from any Governmental Entity whose permit, consent, waiver, approval or authorization is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such permit, consent, waiver, approval or authorization will be materially delayed.

(f)

Notwithstanding anything to the contrary in this Agreement, SouthState shall be entitled to direct the defense of the transactions contemplated by this Agreement before any Governmental Entity and to control the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with, Governmental Entities regarding any Requisite Regulatory Approvals consistent with this Section 6.1, so long as SouthState shall consult with IBTX and its counsel reasonably in advance regarding the matters described in this Section 6.1, and consider in good faith all recommendations of IBTX and its counsel.

6.2

Advisory Client Consents.

(a)

IBTX shall, and shall cause each RIA Subsidiary to, use its reasonable best efforts to obtain, as promptly as reasonably practicable after the date of this Agreement in accordance with applicable law and the applicable Advisory Agreement, the consent of each Advisory Client to the deemed assignment of its Advisory Agreement as a result of the transactions contemplated hereby prior to Closing (such consent, “Client Consent”). Without limiting the generality of the foregoing, each RIA Subsidiary shall send, at least 60 days prior to Closing, notices to each Advisory Client as of the date hereof (i) informing such Advisory Client of the transactions contemplated hereby, (ii) informing such Advisory Client that such RIA Subsidiary intends to continue to provide Investment Advisory Services to such Advisory Client after the Closing and requesting such Advisory Client’s consent thereto, (iii) requesting the requisite consent of such Advisory Client to such deemed assignment and (iv), unless the Advisory Client’s Advisory Agreement requires the Advisory Client’s written consent to such deemed assignment, informing such Advisory Client that the consent of such Advisory Client will be deemed to have been provided if such Advisory Client does not notify in writing the applicable RIA Subsidiary of its objection to such deemed assignment, or of its termination of its Advisory Agreement, within sixty (60) days after the sending of such notice. At the end of such forty-five day period, if such Advisory Client has not provided written notice to the applicable RIA Subsidiary of such objection or termination, such Advisory Client shall be deemed to have provided its Client Consent for all purposes under this Agreement. In the case of a person who becomes an Advisory Client during the period from the date of this Agreement through the Closing (a “New Client”), the Client Consent of such New Client shall be deemed to have been provided for all purposes hereunder, if the relevant RIA Subsidiary provides such New Client with disclosure prior to the entering into of its Advisory Agreement (A) informing such New Client of the transactions contemplated hereby, (B) informing such New Client that such RIA Subsidiary intends to continue to provide Investment Advisory Services to such New Client after Closing, and (C) informing such New Client that the consent of such New Client will be deemed to have been provided by the entering in to by such New Client of its Advisory Agreement. SouthState shall have a reasonable opportunity to review and comment on all materials used to seek Client Consents, or disclose the transactions contemplated hereby to New Clients, for purposes of this Section 6.2(a) prior to distribution. IBTX agrees to cause the RIA Subsidiary to cooperate with and support IBTX’s efforts under this Section 6.2(a).

(b)

Each party hereto shall reasonably cooperate in connection with obtaining the approvals and consents sought pursuant to this Section 6.2. Each party shall cause all information relating to such party and its Affiliates supplied by it for inclusion in such requests for approvals and consents contemplated by this Section 6.2, at the time of the mailing or delivery of such requests for approvals and consents or supplemental communications related thereto, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.3

Access to Information; Confidentiality.

(a)

Upon reasonable notice and subject to applicable laws, each of IBTX and SouthState, for the purposes of enabling SouthState and IBTX to verify the representations and warranties of the other party and preparing for the Mergers and the other matters contemplated by this Agreement, shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and both IBTX and SouthState shall cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, IBTX and SouthState shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement or proxy statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that IBTX is not permitted to disclose in accordance with Section 9.14 or otherwise under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither SouthState nor IBTX nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of SouthState’s or IBTX’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)

Each of SouthState and IBTX shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or Representatives pursuant to Section 6.3(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 2, 2024 by and between SouthState and IBTX (as it may be amended in accordance with its terms, the “Confidentiality Agreement”).

(c)

No investigation by either of the parties or their respective Representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth in this Agreement.

6.4

Shareholders’ Approvals.

(a)

Each of SouthState and IBTX shall call a meeting of its shareholders (the “SouthState Meeting” and the “IBTX Meeting”, respectively, and such meetings together, the “Meetings”) to be held as soon as reasonably practicable after the S-4 is declared effective (but in no event later than 40 days after the S-4 is declared effective), for the purpose of obtaining (a) in the case of SouthState, the Requisite SouthState Vote, and, in the case of IBTX, the Requisite IBTX Vote and (b) if so desired and agreed by SouthState and IBTX, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby. Each of SouthState and IBTX shall use its reasonable best efforts to cause such Meetings to occur on the same date. Subject to Section 6.4(b), each of SouthState and IBTX and its respective Board of Directors shall use its reasonable best efforts to obtain from the shareholders of SouthState and IBTX, as applicable, the Requisite SouthState Vote and the Requisite IBTX Vote, as applicable, including by communicating to the respective shareholders of SouthState and IBTX its respective recommendation (and including such recommendation in the Joint Proxy Statement) that, in the case of SouthState, the shareholders of SouthState approve this Agreement and the transactions contemplated hereby (the “SouthState Board Recommendation”), and, in the case of IBTX, the shareholders of IBTX approve this Agreement and the transactions contemplated hereby (the “IBTX Board Recommendation”). Each of SouthState and IBTX and their respective Boards of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to the other party the SouthState Board Recommendation, in the case of SouthState, or the IBTX Board Recommendation, in the case of IBTX, (ii) fail to make the SouthState Board Recommendation, in the case of SouthState, or the IBTX Board Recommendation, in the case of IBTX, in the Joint Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal, or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the SouthState Board Recommendation, in the case of SouthState, or the IBTX Board Recommendation, in the case of IBTX, in each case within 10 Business Days (or such fewer number of days as remains prior to the applicable Meeting) after an Acquisition Proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing actions described in clauses (i) through (v), a “Recommendation Change”) or (vi) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) providing for an Acquisition Proposal (an “Alternative Acquisition Agreement”).

(b)

Notwithstanding anything in this Agreement to the contrary, subject to Section 8.1 and Section 8.2, prior to the receipt of the Requisite SouthState Vote, in the case of SouthState, and the Requisite IBTX Vote, in the case of IBTX, the Board of Directors of SouthState and the Board of Directors of IBTX, respectively, may effect a Recommendation Change, including submitting this Agreement to its respective shareholders without recommendation (which, for the avoidance of doubt, shall constitute a Recommendation Change by such party), in which event the applicable Board of Directors may communicate the basis for its lack of recommendation to its shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), if (i)(A) such Board of Directors has received after the date hereof a bona fide Acquisition Proposal which did not result from a breach of Section 6.14, which it believes in good faith, after receiving the advice of its outside counsel and its financial advisor(s), constitutes a Superior Proposal or (B) an Intervening Event has occurred, and (ii) such Board of Directors, after receiving the advice of its outside counsel and its financial advisor(s), determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, in each case, if, but only if, (1) SouthState or IBTX, as applicable, has complied in all material respects with Section 6.14, (2) such party delivers to the other party at least four Business Days’ prior written notice of its intention to take such action, and furnishes to the other party a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the identity of the person making such Acquisition Proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such Acquisition Proposal), (3) prior to taking such action, such party negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with the other party, during the four Business Day period following such party’s delivery of the notice referred to in such sub-clause (2) above (to the extent the other party desires to so negotiate) any revision to the terms of this Agreement that the other party desires to propose, and (4) after the conclusion of such four Business Day period, the Board of Directors of SouthState or the Board of Directors of IBTX, as applicable, determines in good faith, after giving effect to all of the adjustments or revisions (if any) which may be offered by the other party pursuant to sub-clause (3) above, that, in the case of actions described in clause (i)(A) above, such Acquisition Proposal continues to constitute a Superior Proposal and in case of actions described in either clause (i)(A) or clause (i)(B) above, it nevertheless would be inconsistent with its fiduciary duties under applicable law to make or continue to make the SouthState Board Recommendation or the IBTX Board Recommendation, as applicable (it being agreed that, if such actions are being taken in response to an Acquisition Proposal, in the event that, following delivery of the notice referred to in sub-clause (2) above, there is any material revision to the terms of such Acquisition Proposal, including any revision in price or other improvement in economic terms, the four Business Day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least two Business Days remain to negotiate subsequent to the time IBTX notifies SouthState of any such material revision (it being understood that there may be multiple extensions)). As used in this Agreement, the term “Intervening Event” means, in the case of SouthState or IBTX, any material event, change, effect, development, condition, circumstance or occurrence arising after the date of this Agreement that (I) is not known by, nor reasonably foreseeable to, the applicable Board of Directors of such party as of the date of this Agreement and (II) does not relate to any Acquisition Proposal in respect of such party; provided, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an Intervening Event has occurred: (x) changes in the trading price or trading volume of such party’s common stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or general developments or changes in the banking industry or in the credit, debt, financial or capital markets or in interest or exchange rates, (y) the fact alone that such party meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by such party may be taken into account to the extent not otherwise excluded by this definition) or (z) any event, change, effect, development, condition, circumstance or occurrence resulting from a breach of this Agreement by such party.

(c)

Notwithstanding any Recommendation Change, unless this Agreement has been terminated, the IBTX Meeting and the SouthState Meeting shall be convened and this Agreement shall be submitted to the shareholders of IBTX and SouthState at such meetings for the purpose of the shareholders of IBTX or SouthState, as the case may be, considering and voting on approval of this Agreement and any other matters required to be approved by the shareholders of such party in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, neither IBTX nor SouthState shall submit to or for a vote of its shareholders any Acquisition Proposal.

(d)

Each of SouthState and IBTX shall adjourn or postpone its Meeting if (i) as of the date of such Meeting there are insufficient shares of SouthState Common Stock or IBTX Common Stock, as applicable, represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of such Meeting, (ii) as of the date of such meeting SouthState or IBTX, as applicable, has not received proxies representing a sufficient number of shares necessary for the approval of this Agreement by its shareholders, or (iii) required by applicable law in order to ensure that any required supplement or amendment to the Joint Proxy Statement required by applicable law is provided to the shareholders of SouthState or IBTX, as applicable, a reasonable amount of time prior to such Meeting; provided that, in the case of clauses (i) and (ii), without the prior written consent of the other party, neither SouthState nor IBTX, as applicable, shall adjourn or postpone its Meeting for more than five Business Days in the case of any individual adjournment or postponement or more than 20 Business Days in the aggregate.

6.5

Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of SouthState and IBTX shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by IBTX or SouthState or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement and the Bank Merger Agreement.

6.6

Stock Exchange Listing. SouthState shall cause the shares of SouthState Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

6.7

Employee Matters.

(a)

From the Effective Time through the 12-month anniversary of the Closing Date, subject to Section 6.7(a) of the Company Disclosure Schedule, SouthState shall provide to each employee of IBTX and its Subsidiaries who at the Effective Time becomes an employee of the Surviving Entity or its Subsidiaries (a “Continuing Employee”): (1) base salary or base wage that is no less than the base salary or base wage provided by IBTX and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time; (2) target annual cash bonus opportunities that are no less favorable than those provided to similarly situated employees of SouthState and its Subsidiaries; (3) target long-term incentive compensation opportunities that are no less favorable than those provided similarly situated employees of SouthState and its Subsidiaries; (4) employee benefits that are in the aggregate no less favorable than those made available to similarly situated employees of SouthState and its Subsidiaries; provided that for purposes of this clause (4), “employee benefits” shall exclude equity and equity-based compensation, long-term incentives, change in control or retention bonuses or benefits, defined benefit pension benefits, retiree medical benefits and severance benefits; and (5) severance benefits for employees not otherwise party to an employment, severance, change in control, or similar contract that provides for severance that are no less favorable than the greater of (x) the severance benefits provided by IBTX and its Subsidiaries as set forth on Section 6.7(a) of the IBTX Disclosure Schedule and (y) the severance benefits generally made available to similarly situated employees of SouthState and its Subsidiaries, subject to such Continuing Employee’s execution, delivery and non-revocation of a general release in favor of IBTX, SouthState and their respective Affiliates (including the Surviving Entity).

(b)

For all purposes (including eligibility, participation, vesting and benefit accrual), except not for any purpose under any defined benefit pension plan, retiree medical plan or any frozen plan or to the extent that such credit would result in a duplication of benefits, under the SouthState Benefit Plans, service with or credited by SouthState, IBTX or any of their respective Subsidiaries or predecessors for Continuing Employees shall be treated as service with the Surviving Entity to the same extent that such service was taken into account under the analogous IBTX Benefit Plan prior to the Effective Time. With respect to any SouthState Benefit Plan in which any Continuing Employees first become eligible to participate on or after the Effective Time, SouthState shall use commercially reasonable efforts to (or cause its Subsidiary to): (A) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous IBTX Benefit Plan in which such employee participated immediately prior to the Effective Time; and (B) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a IBTX Benefit Plan (to the same extent that such credit was given under the analogous IBTX Benefit Plan in which such employee participated immediately prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under such SouthState Benefit Plan, in each case, subject to SouthState receiving all applicable information as reasonably requested by SouthState, including information regarding pre-Closing co-payments and deductibles from IBTX.

(c)

If requested by SouthState in writing delivered to IBTX not less than 20 Business Days before the Closing Date, the Board of Directors of IBTX (or the appropriate committee or officers thereof) shall adopt resolutions and take such corporate action as is necessary or appropriate to terminate the IBTX 401(k) Plan (the “IBTX 401(k) Plan”), effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. If SouthState requests that the IBTX 401(k) Plan be terminated, (i) IBTX shall provide SouthState with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by SouthState) not later than two days immediately preceding the Closing Date, and (ii) the Continuing Employees shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by SouthState, the Surviving Entity or one of their Subsidiaries (the “SouthState 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. SouthState and IBTX shall take any and all actions as may be required, including amendments to the IBTX 401(k) Plan and/or the SouthState 401(k) Plan, to permit the Continuing Employees to make rollover contributions to the SouthState 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans), SouthState Common Stock or a combination thereof in an amount equal to the full account balance distributed to such employee from the IBTX 401(k) Plan.

(d)

Nothing in this Agreement shall confer upon any employee, officer, director or consultant of SouthState or IBTX or any of their Subsidiaries or Affiliates any right to continue in the employ or service of the Surviving Entity, IBTX, SouthState or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Entity, IBTX, SouthState or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of SouthState or IBTX or any of their Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any IBTX Benefit Plan or SouthState Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Entity or any of its Subsidiaries or Affiliates to amend, modify or terminate any particular IBTX Benefit Plan or SouthState Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of SouthState or IBTX or any of their Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.8

Indemnification; Directors’ and Officers’ Insurance.

(a)

From and after the Effective Time, the Surviving Entity shall indemnify and hold harmless and shall advance expenses as incurred, in each case, to the fullest extent permitted by applicable law, the IBTX Certificate, the IBTX Bylaws and the governing or organizational documents of any IBTX Subsidiary, each present and former director, officer or employee of IBTX and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “IBTX Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of IBTX or any of its Subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any IBTX Indemnified Party to whom expenses are advanced provides an irrevocable undertaking to repay such advances if it is ultimately determined that such IBTX Indemnified Party is not entitled to indemnification. The Surviving Entity shall reasonably cooperate with the IBTX Indemnified Parties, and the IBTX Indemnified Parties shall reasonably cooperate with the Surviving Entity, in the defense of any such claim, action, suit, proceeding or investigation. Without limiting the indemnification and other rights provided in this clause (a), all rights to indemnification and all limitations on liability existing in favor of the IBTX Indemnified Parties as provided in any indemnification agreement in existence on the date of this Agreement and set forth on Section 6.8 of the IBTX Disclosure Schedule shall survive the Merger and shall continue in full force and effect to the fullest extent permitted by law, and shall be honored by the Surviving Entity and its Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto.

(b)

For a period of six years after the Effective Time, the Surviving Entity shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by IBTX (provided, that the Surviving Entity may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims against the present and former officers and directors of IBTX or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided, however, that the Surviving Entity shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by IBTX for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Entity shall cause to be maintained policies of insurance which, in the Surviving Entity’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, SouthState or IBTX, in consultation with, but only upon the consent of, SouthState, may (and at the request of SouthState, IBTX shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year “tail” policy under IBTX’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c)

The obligations of the Surviving Entity, SouthState or IBTX under this Section 6.8 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any IBTX Indemnified Party or any other person entitled to the benefit of this Section 6.8 without the prior written consent of the affected IBTX Indemnified Party or affected person.

(d)

The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each IBTX Indemnified Party and his or her heirs and representatives. If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Entity will cause proper provision to be made so that the successors and assigns of the Surviving Entity will expressly assume the obligations set forth in this Section 6.8.

6.9

Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of SouthState, on the one hand, and a Subsidiary of IBTX, on the other hand) or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by the Surviving Entity.

6.10

Advice of Changes. SouthState and IBTX shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on such first party, or (ii) that such first party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.11

Dividends. After the date of this Agreement, each of SouthState and IBTX shall coordinate with the other the declaration of any dividends in respect of SouthState Common Stock and IBTX Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that the holders of IBTX Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of IBTX Common Stock and any shares of SouthState Common Stock any such holder receives in exchange therefor in the Merger.

6.12

Shareholder Litigation. Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement. IBTX shall (i) give SouthState the opportunity to participate (at SouthState’s expense) in the defense or settlement of any such litigation, (ii) give SouthState a reasonable opportunity to review and comment on all filings or responses to be made by IBTX in connection with any such litigation, and will in good faith take such comments into account and (iii) not agree to settle any such litigation without SouthState’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its Affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Entity or any of its Affiliates.

6.13

Board Representation. Prior to the Effective Time, the Board of Directors of SouthState shall take all actions necessary so that three directors of IBTX immediately prior to the Effective Time shall be appointed to the Board of Directors of SouthState as of the Effective Time (such appointed directors, the “IBTX Designated Directors”). The IBTX Designated Directors (i) shall be directors of IBTX immediately prior to the Effective Time and (ii) shall be selected by mutual agreement of SouthState and IBTX (provided that, for the avoidance of doubt, (i) the Chief Executive Officer of IBTX as of the date hereof shall be one of the IBTX Designated Directors and (ii) the Lead Independent Director of the Board of Directors of IBTX as of the date hereof shall be one of the IBTX Designated Directors).

6.14

Acquisition Proposals.

(a)

Each party will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than the parties hereto with respect to any Acquisition Proposal. Each party agrees that it will not, and will cause each of its Subsidiaries not to, and will use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.14(a)), or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.14) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite SouthState Vote, in the case of SouthState, or the Requisite IBTX Vote, in the case of IBTX, a party receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.14(a) by such party, such party may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of such party concludes in good faith (after receiving the advice of outside counsel and financial advisor(s)) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, such party shall have provided such information to the other party and shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to such party than the Confidentiality Agreement (“Acceptable Confidentiality Agreement”), which confidentiality agreement shall not provide such person with any exclusive right to negotiate with such party. Each party will promptly (within 24 hours) advise the other party following receipt of any Acquisition Proposal or any inquiry which would reasonably be expected to lead to an Acquisition Proposal and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide the other party with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep the other party apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Each party shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, with respect to a party, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of such party and its Subsidiaries or 25% or more of any class of equity or voting securities of such party or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of such party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of such party or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of such party, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving such party or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of such party. As used in this Agreement, “Superior Proposal” shall mean, with respect to a party, any bona fide written Acquisition Proposal which the Board of Directors of such party determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of such proposal (including the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to such party’s shareholders than the transactions contemplated by this Agreement (taking into account any proposal by the other party to amend the terms of this Agreement pursuant to Section 6.4(b)) and (ii) if accepted, reasonably likely to be timely consummated on the terms set forth; provided, however, that for purposes of this definition of Superior Proposal, references to “25%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.” It is agreed that any violation of the restrictions on a party set forth in this Section 6.14(a) by any officer, director, employee, consultant, advisor or other representative of such party or any of its Subsidiaries, in each case acting on behalf of such party or any of its Subsidiaries, shall be a breach of this Section 6.14(a) by such party.

(b)

Nothing contained in this Agreement shall prevent a party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to such party’s shareholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

6.15

Public Announcements. IBTX and SouthState agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance, (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.15, (iii) with respect to any Acquisition Proposal or Superior Proposal (subject to Section 6.4 and Section 6.14) or (iv) for statements that are reasonably necessary in connection with a party enforcing its rights under this Agreement in any litigation between the parties relating to this Agreement. It is understood that SouthState shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Mergers and the other transactions contemplated hereby.

6.16

Change of Method. IBTX and SouthState shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of IBTX and SouthState (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that unless this Agreement is amended by agreement of each party in accordance with Section 9.1, no such change shall (i) alter or change the Exchange Ratio or the number of shares of SouthState Common Stock received by holders of IBTX Common Stock in exchange for each share of IBTX Common Stock, (ii) adversely affect the Tax treatment of IBTX’s shareholders or SouthState’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of IBTX or SouthState pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.1.

6.17

Takeover Statutes. Neither party nor its Board of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.18

Treatment of IBTX Indebtedness. At and after the Effective Time, SouthState shall assume the due and punctual performance and observance of the covenants to be performed by IBTX under the indentures set forth on Section 6.18 of the IBTX Disclosure Schedule, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby. In connection therewith, prior to the Effective Time, SouthState and IBTX shall cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties hereto shall cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof required to make such assumption effective as of the Effective Time.

6.19

Exemption from Liability Under Section 16(b). IBTX and SouthState agree that, in order to most effectively compensate and retain IBTX Insiders, both prior to and after the Effective Time, it is desirable that IBTX Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of IBTX Common Stock into shares of SouthState Common Stock in the Merger and the conversion of IBTX Equity Awards into corresponding SouthState Equity Awards in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 6.19. IBTX shall deliver to SouthState in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of IBTX subject to the reporting requirements of Section 16(a) of the Exchange Act (the “IBTX Insiders”), and the Board of Directors of SouthState and of IBTX, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of IBTX) any dispositions of IBTX Common Stock or IBTX Equity Awards by the IBTX Insiders, and (in the case of SouthState) any acquisitions of SouthState Common Stock or SouthState Equity Awards by any IBTX Insiders who, immediately following the Merger, will be officers or directors of the Surviving Entity subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case, pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

6.20

Certain Tax Matters. Each of IBTX and SouthState shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of IBTX and SouthState shall use its reasonable best efforts and shall cooperate with one another to obtain the opinion of counsel referred to in Section 7.2(c) and Section 7.3(c). In connection with the foregoing, (a) IBTX shall deliver to the nationally recognized tax counsel that is delivering the opinion referred to in Section 7.2(c) and Section 7.3(c) a duly executed letter of representations customary for transactions of this type and reasonably satisfactory to either such counsel (the “IBTX Tax Certificate”), and (b) SouthState shall deliver to the nationally recognized tax counsel that is delivering the opinion referred to in Section 7.2(c) and Section 7.3(c) a duly executed letter of representations customary for transactions of this type and reasonably satisfactory to either such counsel (the “SouthState Tax Certificate”), in the case of each of clauses (a) and (b), at such times as either such counsel shall reasonably request.

6.21

IBTX Subsidiary Matters. IBTX shall, and shall cause the IBTX Subsidiaries to, use their respective reasonable best efforts to cause the IBTX Subsidiaries set forth on Section 6.21 of the IBTX Disclosure Schedule to be merged with and into another IBTX Subsidiary, or otherwise dissolved and their affairs wound up, prior to Closing.

Article VII

CONDITIONS PRECEDENT

7.1

Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Shareholder Approvals. (i) This Agreement shall have been approved by the shareholders of SouthState by the Requisite SouthState Vote and (ii) this Agreement shall have been approved by the shareholders of IBTX by the Requisite IBTX Vote.

(b)

NYSE Listing. The shares of SouthState Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c)

Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(d)

S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)

No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger or the Bank Merger.

7.2

Conditions to Obligations of SouthState. The obligation of SouthState to effect the Merger is also subject to the satisfaction, or waiver by SouthState, at or prior to the Effective Time, of the following conditions:

(a)

Representations and Warranties. The representations and warranties of IBTX set forth in Section 3.2(a) and Section 3.8(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of IBTX set forth in Section 3.1(a), Section 3.1(b) (but only with respect to IBTX Bank), Section 3.2(b) (but only with respect to IBTX Bank), Section 3.3(a) and Section 3.7 (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of IBTX set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on IBTX or the Surviving Entity. SouthState shall have received a certificate dated as of the Closing Date and signed on behalf of IBTX by the Chief Executive Officer or the Chief Financial Officer of IBTX to the foregoing effect.

(b)

Performance of Obligations of IBTX. IBTX shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and SouthState shall have received a certificate dated as of the Closing Date and signed on behalf of IBTX by the Chief Executive Officer or the Chief Financial Officer of IBTX to such effect.

(c)

Federal Tax Opinion. SouthState shall have received the opinion from Davis Polk & Wardwell LLP (or, if Davis Polk & Wardwell LLP is unwilling or unable to issue the opinion, another nationally recognized law firm), in form and substance reasonably satisfactory to SouthState, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the SouthState Tax Certificate and the IBTX Tax Certificate.

7.3

Conditions to Obligations of IBTX. The obligation of IBTX to effect the Merger is also subject to the satisfaction, or waiver by IBTX, at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties. The representations and warranties of SouthState set forth in Section 4.2(a) and Section 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of SouthState set forth in Section 4.1(a), Section 4.1(b) (but only with respect to SouthState Bank), Section 4.2(b) (but only with respect to SouthState Bank), Section 4.3(a) and Section 4.7 (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of SouthState set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on SouthState. IBTX shall have received a certificate dated as of the Closing Date and signed on behalf of SouthState by the Chief Executive Officer or the Chief Financial Officer of SouthState to the foregoing effect.

(b)

Performance of Obligations of SouthState. SouthState shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and IBTX shall have received a certificate dated as of the Closing Date and signed on behalf of SouthState by the Chief Executive Officer or the Chief Financial Officer of SouthState to such effect.

(c)

Federal Tax Opinion. IBTX shall have received the opinion from Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to issue the opinion, another nationally recognized law firm), in form and substance reasonably satisfactory to IBTX, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the SouthState Tax Certificate and the IBTX Tax Certificate.

Article VIII

TERMINATION AND AMENDMENT

8.1

Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite SouthState Vote or the Requisite IBTX Vote:

(a)

by mutual written consent of SouthState and IBTX;

(b)

by either SouthState or IBTX if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c)

by either SouthState or IBTX if the Merger shall not have been consummated on or before the 15-month anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d)

by either SouthState or IBTX (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of IBTX, in the case of a termination by SouthState, or SouthState, in the case of a termination by IBTX, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), in the case of a termination by SouthState, or Section 7.3(a) or Section 7.3(b), in the case of a termination by IBTX, and which is not cured within 30 days following written notice to IBTX, in the case of a termination by SouthState, or SouthState, in the case of a termination by IBTX, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e)

by SouthState, prior to the receipt of the Requisite IBTX Vote, if (i) IBTX or the Board of Directors of IBTX shall have made a Recommendation Change or (ii) IBTX or the Board of Directors of IBTX shall have committed a material breach of its obligations under Section 6.4 or 6.14;

(f)

by IBTX, prior to the receipt of the Requisite SouthState Vote, if (i) SouthState or the Board of Directors of SouthState shall have made a Recommendation Change or (ii) SouthState or the Board of Directors of SouthState shall have committed a material breach of its obligations under Section 6.4 or 6.14; or

(g)

by either IBTX or SouthState, if (i) the Requisite IBTX Vote shall not have been obtained upon a vote thereon taken at the IBTX Meeting (including any adjournment or postponement thereof) or (ii) the Requisite SouthState Vote shall not have been obtained upon a vote thereon taken at the SouthState Meeting (including any adjournment or postponement thereof).

8.2

Effect of Termination.

(a)

(i) In the event of termination of this Agreement by either SouthState or IBTX as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of SouthState, IBTX, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.3(b) (Access to Information, Confidentiality), Section 6.15 (Public Announcements), this Section 8.2 and Article IX (other than Section 9.12) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither SouthState nor IBTX shall be relieved or released from any liabilities or damages arising out of its Fraud or its willful and material breach of any provision of this Agreement (including the loss to the shareholders of IBTX or SouthState, as applicable, of the benefits of the transactions contemplated by this Agreement, including, in the case of IBTX, the loss of the premium (if any) to which the shareholders of IBTX would have been entitled). “Fraud” shall mean actual common law fraud under Delaware law in the making of the representations and warranties expressly set forth in Article III or Article IV, but not constructive fraud, equitable fraud or negligent misrepresentation or omission, and “willful and material breach” shall mean a material breach of, or material failure to perform any of the covenants or other agreements contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under this Agreement.

(b)

(i)

In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal with respect to IBTX shall have been communicated to or otherwise made known to the Board of Directors or senior management of IBTX or shall have been made directly to the shareholders of IBTX or any person shall have publicly announced (and not withdrawn at least two Business Days prior to the IBTX Meeting) an Acquisition Proposal with respect to IBTX, and (A)(x) thereafter this Agreement is terminated by either SouthState or IBTX pursuant to Section 8.1(c) (Termination Date) without the Requisite IBTX Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by SouthState pursuant to Section 8.1(d) (IBTX Breach) as a result of a willful breach or (z) thereafter this Agreement is terminated by SouthState or IBTX pursuant to Section 8.1(g)(i) (IBTX No Vote) and (B) prior to the date that is 12 months after the date of such termination, IBTX enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then IBTX shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay SouthState, by wire transfer of same-day funds, a fee equal to $60,915,000 (the “IBTX Termination Fee”); and

(ii)

In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal with respect to SouthState shall have been communicated to or otherwise made known to the Board of Directors or senior management of SouthState or shall have been made directly to the shareholders of SouthState or any person shall have publicly announced (and not withdrawn at least two Business Days prior to the SouthState Meeting) an Acquisition Proposal with respect to SouthState, and (A)(x) thereafter this Agreement is terminated by either SouthState or IBTX pursuant to Section 8.1(c) (Termination Date) without the Requisite SouthState Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.2 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by IBTX pursuant to Section 8.1(d) (SouthState Breach) as a result of a willful breach or (z) thereafter this Agreement is terminated by SouthState or IBTX pursuant to Section 8.1(g)(ii) (SouthState No Vote) and (B) prior to the date that is 12 months after the date of such termination, SouthState enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then SouthState shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay IBTX, by wire transfer of same-day funds, a fee equal to $186,000,000 (the “SouthState Termination Fee”);

provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “25%” shall instead refer to “50%.”

(c)

(i) In the event that this Agreement is terminated by SouthState pursuant to Section 8.1(e) (IBTX Recommendation Change) or by IBTX or SouthState pursuant to Section 8.1(c) (Termination Date) or Section 8.1(g)(i) (IBTX No Vote), in each case, at a time when this Agreement was terminable by SouthState pursuant to Section 8.1(e) (IBTX Recommendation Change), then IBTX shall pay SouthState, by wire transfer of same-day funds, the IBTX Termination Fee within two Business Days of the date of termination or (ii) in the event that this Agreement is terminated by IBTX pursuant to Section 8.1(f) (SouthState Recommendation Change) or by IBTX or SouthState pursuant to Section 8.1(c) (Termination Date) or Section 8.1(g)(ii) (SouthState No Vote), in each case, at a time when this Agreement was terminable by SouthState pursuant to Section 8.1(f) (SouthState Recommendation Change), then SouthState shall pay IBTX, by wire transfer of same-day funds, the SouthState Termination Fee within two Business Days of the date of termination.

(d)

Notwithstanding anything to the contrary in this Agreement, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s Fraud or willful and material breach of any provision of this Agreement, in no event shall either party be required to pay the SouthState Termination Fee or the IBTX Termination Fee, as the case may be, more than once.

(e)

Each of SouthState and IBTX acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if a party fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the IBTX Termination Fee or SouthState Termination Fee, as applicable, or any portion thereof, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if a party fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.

Article IX

GENERAL PROVISIONS

9.1

Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite SouthState Vote or the Requisite IBTX Vote; provided, however, that after the receipt of the Requisite SouthState Vote or Requisite IBTX Vote there may not be, without further approval of the shareholders of SouthState and IBTX, as applicable, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

9.2

Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in this Agreement; provided, however, that after the receipt of the Requisite SouthState Vote or Requisite IBTX Vote, there may not be, without further approval of the shareholders of SouthState or IBTX, as applicable, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3

Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.8 and Section 6.13 and for those other obligations, covenants and agreements contained in this Agreement which by their terms apply in whole or in part after the Effective Time.

9.4

Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided that the costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to Governmental Entities in connection with the Mergers and the other transactions contemplated hereby shall be borne equally by SouthState and IBTX.

9.5

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered personally or if by e-mail transmission (with confirmation of receipt requested), (b) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing, if mailed by registered or certified mail (return receipt requested) or (c) on the first Business Day following the date of dispatch, if delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to IBTX, to:
Independent Bank Group, Inc.
7777 Henneman Way
McKinney, Texas 75070
	Attention:	David R. Brooks
Ankita Puri
	E-mail:	David.Brooks@ifinancial.com
Ankita.Puri@ifinancial.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
United States
	Attention:	Jacob A. Kling
Steven R. Green
	E-mail:	JAKling@wlrk.com
SRGreen@wlrk.com
and

(b)	if to SouthState, to:

SouthState Corporation
1101 First Street South
Winter Haven, Florida 33880
	Attention:	John C. Corbett, CEO
	Cc:	Beth S. DeSimone, CRO and GC
	Email:	jcorbett@southstatebank.com
bdesimone@southstatebank.com

With a copy (which shall not constitute notice) to each of:
Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 United States
Attention:	George R. Bason, Jr.
Evan Rosen
E-mail:	george.bason@davispolk.com
evan.rosen@davispolk.com

9.6

Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of IBTX means the actual knowledge of any of the persons listed on Section 9.6 of the IBTX Disclosure Schedule, and the “knowledge” of SouthState means the actual knowledge of any of the persons listed on Section 9.6 of the SouthState Disclosure Schedule. As used in this Agreement, (a) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (b) an “Affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (c) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives by 5:00 p.m., Eastern Time, on the date prior to the date hereof, (ii) included in the virtual data room of a party prior to the date hereof, or (iii) filed or furnished by a party with the SEC and publicly available on EDGAR at least one day prior to the date hereof, (d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed and (e) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger and the Bank Merger. Nothing contained in this Agreement shall require any party or person to take any action in violation of applicable law.

9.7

Counterparts. This Agreement may be executed in counterparts (including by transmission of duly executed signature pages in .pdf format), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8

Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9

Governing Law; Jurisdiction.

(a)

This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duties of the Board of Directors of (x) SouthState shall be subject to the laws of the State of South Carolina and (y) IBTX shall be subject to the laws of the State of Texas).

(b)

Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10

Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11

Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement, except (a) as otherwise specifically provided in Section 6.8, which is intended to benefit each IBTX Indemnified Party, and (b) the rights of IBTX, on behalf of the IBTX shareholders (each of which are third party beneficiaries of this Agreement to the extent required for this provision to be enforceable), and the rights of SouthState, on behalf of the SouthState shareholders (each of which are third party beneficiaries of this Agreement to the extent required for this provision to be enforceable), to pursue specific performance as set forth in Section 9.12 or, if specific performance is not sought or granted as a remedy, damages (including damages based on the loss of the benefits of the transactions contemplated by this Agreement to such shareholders, including, in the case of IBTX, the loss of the premium (if any) to which the shareholders of IBTX would have been entitled) in accordance with Section 8.2 in the event of Fraud or willful and material breach of any provision of this Agreement, it being agreed that in no event shall any IBTX or SouthState shareholder be entitled to enforce any of their rights, or any of the party’s obligations, under this Agreement directly in the event of any such breach, but rather that (i) IBTX shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the IBTX shareholders, and (ii) SouthState shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the SouthState shareholders, and IBTX or SouthState, as applicable, may retain any amounts obtained in connection therewith. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12

Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate, and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14

Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

9.15

Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, SouthState and IBTX have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SOUTHSTATE CORPORATION

By:	/s/ John. C. Corbett
	Name:	John C. Corbett
	Title:	Chief Executive Officer

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
	Name:	David R. Brooks
	Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of IBTX Support Agreement

[Attached]

Exhibit A

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of May 17, 2024, is entered into by and among SouthState Corporation, a South Carolina corporation (“SouthState”), and the undersigned shareholders (the “Shareholder”) of Independent Bank Group, Inc., a Texas corporation (“IBTX”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, between SouthState and IBTX, IBTX will be merged with and into SouthState, with SouthState as the surviving corporation (the “Merger”);

WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, the shares of common stock, par value $0.01 per share, of IBTX (the “Common Stock”) set forth next to such Shareholder’s name on Schedule A hereto (all such shares, the “Existing Shares”);

WHEREAS, the Board of Directors of IBTX has approved, by the unanimous vote of the directors present, the Merger and declared advisable and adopted the Merger Agreement, approved the execution, delivery and performance of the Merger Agreement by IBTX and the consummation of the transactions contemplated thereby, and has resolved to submit the Merger Agreement to its shareholders for approval and to recommend that its shareholders approve the Merger Agreement; and

WHEREAS, the Shareholder is supportive of the Merger Agreement and the transactions contemplated thereby, including the Merger, and has determined that it is in his, her or its best interests to enter into this Agreement to provide for his, her or its support for the Merger Agreement and such transactions, and this Agreement is further a condition and inducement for SouthState to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon (and may only be terminated upon) the earliest to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms, (b) IBTX or the Board of Directors of IBTX having made a Recommendation Change in accordance with Section 6.4 of the Merger Agreement (provided that such Recommendation Change is approved by the Board of Directors of IBTX) or (c) the Effective Time; provided that (i) this Section 2 and Sections 10 through 17 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Support Agreement. From the date hereof until the earlier of (a) the Closing or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of IBTX’s shareholders, however called, and in connection with any written consent of IBTX’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of such Shareholder’s Existing Shares and all other shares of Common Stock or voting securities over which such Shareholder has acquired, after the date hereof, beneficial or record ownership and the power to vote or direct the voting thereof (including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any IBTX Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (collectively, the “Transactions”), (B) in favor of any proposal to adjourn or postpone such meeting of IBTX’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement or the Transactions, (C) against any Acquisition Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the IBTX Certificate or IBTX Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of IBTX contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the Transactions, including the Merger. The Shareholder agrees to exercise all voting or other determination rights such Shareholder has in any trust or other legal entity to carry out the intent and purposes of such Shareholder’s obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder represents, covenants and agrees that, except for this Agreement, such Shareholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with such Shareholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Shareholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of IBTX at the request of the Board of Directors of IBTX in connection with election of directors or other routine matters at any annual or special meeting of the IBTX shareholders. The Shareholder represents, covenants and agrees that he, she or it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer.

2

4.	Transfer Restrictions Prior to the Merger. The Shareholder hereby agrees that such Shareholder will not, from the date hereof until the earlier of (a) the end of the Support Period or (b) approval of the Merger Agreement by the shareholders of IBTX by the Requisite IBTX Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that the Shareholder may Transfer Shares (i) to any of its Affiliates, (ii) to any other Person to whom SouthState has consented with respect to a Transfer by such Shareholder in advance in writing, and (iii) to (A) any Family Member (as defined below) of such Shareholder or to a trust solely for the benefit of the Shareholder and/or any Family Member of the Shareholder or (B) upon the death of the Shareholder pursuant to the terms of any trust or will of the Shareholder or by the applicable Laws of intestate succession; provided that (x) in the case of clause (i), such Affiliate shall remain an Affiliate of the Shareholder at all times following such Transfer and (y) in the case of clauses (i), (ii) and (iii), so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Transferred Shares, and the Shareholder provides at least three Business Days’ prior written notice (which shall include the written consent of the transferee in form reasonably acceptable to SouthState agreeing to be bound by and comply with the provisions of this Agreement) to SouthState, in which case the Shareholder shall remain responsible for any breach of this Agreement by such transferee (any Transfer permitted in accordance with this Section 4, a “Permitted Transfer”). In the event of any Transfer that would qualify as a Permitted Transfer under more than one of clauses (i) through (iii), the Transferring Shareholder may elect the clause to which such Transfer is subject for purposes of complying with this Agreement. As used in this Agreement, the term “Family Member” means, with respect to the Shareholder, (I) such Shareholder and such Shareholder’s spouse, individually, (II) any descendant, niece or nephew of such Shareholder or such Shareholder’s spouse, (III) any charitable organization created and primarily funded by any one or more individuals described in the foregoing (I) or (II), (IV) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in the foregoing (I), (II) or (III), and (V) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in the foregoing (I), (II), (III) or (IV).

3

5.	Representations of the Shareholder. The Shareholder represents and warrants as follows: (a) such Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by such Shareholder or the performance of such Shareholder’s obligations hereunder; (c) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon such Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Shareholder’s Schedule 13D or 13G filed with the Securities and Exchange Commission, if applicable); (d) such Shareholder beneficially owns and has the power to vote or direct the voting of the Shares, including all of such Shareholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned by such Shareholder and its affiliates and represent the number of shares and voting power indicated on Schedule A hereto; (e) such Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws or disclosed on such Shareholder’s Schedule 13D or 13G filed with the Securities and Exchange Commission); and (f) such Shareholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. The Shareholder agrees that such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by such Shareholder of such Shareholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

6.	Publicity. The Shareholder hereby authorizes SouthState and IBTX to publish and disclose in any announcement or disclosure in connection with the Mergers, including in the S-4, the Joint Proxy Statement or any other filing with any Governmental Entity made in connection with the Mergers, such Shareholder’s identity and ownership of the Shares and the nature of such Shareholder’s obligations under this Agreement. The Shareholder agrees to notify SouthState as promptly as practicable of any inaccuracies or omissions in any information relating to such Shareholder that is so published or disclosed. The Shareholder shall, if applicable and required, promptly and in accordance with applicable law amend his, her or its Schedule 13D or 13G, as applicable, filed with the Securities and Exchange Commission to disclose this Agreement and shall provide a draft of such amendment to SouthState and IBTX for their review and comment.

4

7.	Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

8.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party of any provision contained in this Agreement, in addition to any other remedy to which the other parties may be entitled whether at law or in equity (including monetary damages), each other party shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.	Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflict of law principles (except those matters relating to the corporate laws of the State of Texas shall be governed by the corporate laws of the State of Texas). Each of the parties hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.

5

11.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Shareholder, to its address set forth on Schedule A hereto, and if to SouthState, to the following addresses:

SouthState Corporation
1101 First Street South
Winter Haven, Florida 33880
Attention:	John C. Corbett, CEO
Cc:	Beth S. DeSimone, CRO and GC
Email:	jcorbett@southstatebank.com
bdesimone@southstatebank.com

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:	George R. Bason, Jr.
Evan Rosen
E-mail:	george.bason@davispolk.com
evan.rosen@davispolk.com

12.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

13.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by SouthState and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6

14.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Shareholder in such Shareholder’s capacity as a shareholder of IBTX, and, to the extent the Shareholder serves as a member of the board of directors or as an officer of IBTX, nothing in this Agreement shall limit or affect any actions or omissions taken by such Shareholder in such Shareholder’s capacity as a director or officer and not as a shareholder.

16.	Certain Shareholder Matters.

a.	In this Agreement, references to the Shareholder which is a trust or similar entity shall be deemed to be to the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of SouthState, including for purposes of such Shareholder’s representations and warranties.

b.	If applicable, with respect to any shares of Common Stock over which the Shareholder has shared voting power, which are separately identified on Schedule A, the Shareholder shall exercise his individual voting power over such shares, to the extent within such Shareholder’s control, in a manner consistent with the Shareholder’s voting obligations under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to exercise their voting power accordingly.

17.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

7

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

[SHAREHOLDER]

By:

Name:
Title:

[Support Agreement Signature Page]

SOUTHSTATE CORPORATION

By:

Name: John C. Corbett
Title: Chief Executive Officer

[Support Agreement Signature Page]

Schedule A

Shareholder Information

Name of Shareholder	Existing Shares	Sole or Shared Voting Power	Address for Notices

Exhibit B

Form of SouthState Support Agreement

[Attached]

Exhibit B

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of May 17, 2024, is entered into by and among Independent Bank Group, Inc., a Texas corporation (“IBTX”), and each of the undersigned shareholders (each, a “Shareholder”, and collectively, the “Shareholders”) of SouthState Corporation, a South Carolina corporation (“SouthState”). The obligations of each Shareholder hereunder shall be several and not joint.

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, between SouthState and IBTX, IBTX will be merged with and into SouthState, with SouthState as the surviving corporation (the “Merger”);

WHEREAS, as of the date of this Agreement, each Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, the shares of common stock, par value $2.50 per share, of SouthState (the “Common Stock”) set forth next to such Shareholder’s name on Schedule A hereto (all such shares, the “Existing Shares”);

WHEREAS, the Board of Directors of SouthState has approved, by the unanimous vote of directors present, the Merger and declared advisable and adopted the Merger Agreement, approved the execution, delivery and performance of the Merger Agreement by SouthState and the consummation of the transactions contemplated thereby, and has resolved to submit the Merger Agreement to its shareholders for approval and to recommend that its shareholders approve the Merger Agreement; and

WHEREAS, each Shareholder is supportive of the Merger Agreement and the transactions contemplated thereby, including the Merger and the SouthState Share Issuance, and has determined that it is in his, her or its best interests to enter into this Agreement to provide for his, her or its support for the Merger Agreement and such transactions, and this Agreement is further a condition and inducement for IBTX to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon (and may only be terminated upon) the earliest to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms, (b) SouthState or the Board of Directors of SouthState having made a Recommendation Change in accordance with Section 6.4 of the Merger Agreement (provided that such Recommendation Change is approved by the Board of Directors of SouthState) or (c) the Effective Time; provided that (i) this Section 2 and Sections 10 through 17 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Support Agreement. From the date hereof until the earlier of (a) the Closing or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), each Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of SouthState’s shareholders, however called, and in connection with any written consent of SouthState’s shareholders, each Shareholder shall (i) appear at such meeting or otherwise cause all of such Shareholder’s Existing Shares and all other shares of Common Stock or voting securities over which such Shareholder has acquired, after the date hereof, beneficial or record ownership and the power to vote or direct the voting thereof (including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any SouthState Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement, the Merger, the SouthState Share Issuance and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), (B) in favor of any proposal to adjourn or postpone such meeting of SouthState’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement or the Transactions, (C) against any Acquisition Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the SouthState Articles or SouthState Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of SouthState contained in the Merger Agreement, or of a Shareholder contained in this Agreement, or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the Transactions, including the Merger and the SouthState Share Issuance. Each Shareholder agrees to exercise all voting or other determination rights such Shareholder has in any trust or other legal entity to carry out the intent and purposes of such Shareholder’s obligations in this paragraph and otherwise set forth in this Agreement. Each Shareholder represents, covenants and agrees that, except for this Agreement, such Shareholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with such Shareholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Shareholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of SouthState at the request of the Board of Directors of SouthState in connection with election of directors or other routine matters at any annual or special meeting of the SouthState shareholders. Each Shareholder represents, covenants and agrees that he, she or it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer.

2

4.	Transfer Restrictions Prior to the Merger. Each Shareholder hereby agrees that such Shareholder will not, from the date hereof until the earlier of (a) the end of the Support Period or (b) approval of the Merger Agreement and the SouthState Share Issuance by the shareholders of SouthState by the Requisite SouthState Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that a Shareholder may Transfer Shares (i) to any of its Affiliates, (ii) to any other Person to whom IBTX has consented with respect to a Transfer by such Shareholder in advance in writing, and (iii) to (A) any Family Member (as defined below) of such Shareholder or to a trust solely for the benefit of the Shareholder and/or any Family Member of the Shareholder or (B) upon the death of the Shareholder pursuant to the terms of any trust or will of the Shareholder or by the applicable Laws of intestate succession; provided that (x) in the case of clause (i), such Affiliate shall remain an Affiliate of the Shareholder at all times following such Transfer and (y) in the case of clauses (i), (ii) and (iii), so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Transferred Shares, and such Shareholder provides at least three Business Days’ prior written notice (which shall include the written consent of the transferee in form reasonably acceptable to IBTX agreeing to be bound by and comply with the provisions of this Agreement) to IBTX, in which case such Shareholder shall remain responsible for any breach of this Agreement by such transferee (any Transfer permitted in accordance with this Section 4, a “Permitted Transfer”). In the event of any Transfer that would qualify as a Permitted Transfer under more than one of clauses (i) through (iii), the Transferring Shareholder may elect the clause to which such Transfer is subject for purposes of complying with this Agreement. As used in this Agreement, the term “Family Member” means, with respect to each Shareholder, (I) such Shareholder and such Shareholder’s spouse, individually, (II) any descendant, niece or nephew of such Shareholder or such Shareholder’s spouse, (III) any charitable organization created and primarily funded by any one or more individuals described in the foregoing (I) or (II), (IV) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in the foregoing (I), (II) or (III), and (V) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in the foregoing (I), (II), (III) or (IV).

3

5.	Representations of each Shareholder. Each Shareholder represents and warrants as follows: (a) such Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by such Shareholder or the performance of such Shareholder’s obligations hereunder; (c) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon such Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Shareholder’s Schedule 13D or 13G filed with the Securities and Exchange Commission, if applicable); (d) such Shareholder beneficially owns and has the power to vote or direct the voting of the Shares, including all of such Shareholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned by such Shareholder and its affiliates and represent the number of shares and voting power indicated on Schedule A hereto; (e) such Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws or disclosed on such Shareholder’s Schedule 13D or 13G filed with the Securities and Exchange Commission); and (f) such Shareholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. Each Shareholder agrees that such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by such Shareholder of such Shareholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

6.	Publicity. Each Shareholder hereby authorizes SouthState and IBTX to publish and disclose in any announcement or disclosure in connection with the Mergers, including in the S-4, the Joint Proxy Statement or any other filing with any Governmental Entity made in connection with the Mergers, such Shareholder’s identity and ownership of the Shares and the nature of such Shareholder’s obligations under this Agreement. Each Shareholder agrees to notify IBTX as promptly as practicable of any inaccuracies or omissions in any information relating to such Shareholder that is so published or disclosed. Each Shareholder shall, if applicable and required, promptly and in accordance with applicable law amend his, her or its Schedule 13D or 13G, as applicable, filed with the Securities and Exchange Commission to disclose this Agreement and shall provide a draft of such amendment to SouthState and IBTX for their review and comment.

4

7.	Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to each Shareholder, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

8.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party of any provision contained in this Agreement, in addition to any other remedy to which the other parties may be entitled whether at law or in equity (including monetary damages), each other party shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.	Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflict of law principles (except those matters relating to the corporate laws of the State of South Carolina shall be governed by the corporate laws of the State of South Carolina). Each of the parties hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.

5

11.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to a Shareholder, to its address set forth on Schedule A hereto, and if to IBTX, to the following addresses:

Independent Bank Group, Inc.
7777 Henneman Way
McKinney, Texas 75070
Attention:	David R. Brooks
Ankita Puri
Email:	David.Brooks@ifinancial.com
Ankita.Puri@ifinancial.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
United States
Attention:	Jacob A. Kling
Steven R. Green
E-mail:	JAKling@wlrk.com
SRGreen@wlrk.com

12.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

13.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by IBTX and each Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6

14.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to each Shareholder in such Shareholder’s capacity as a shareholder of SouthState, and, to the extent a Shareholder serves as a member of the board of directors or as an officer of SouthState, nothing in this Agreement shall limit or affect any actions or omissions taken by such Shareholder in such Shareholder’s capacity as a director or officer and not as a shareholder.

16.	Certain Shareholder Matters.

a.	In this Agreement, references to a Shareholder which is a trust or similar entity shall be deemed to be to the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of IBTX, including for purposes of such Shareholder’s representations and warranties.

b.	If applicable, with respect to any shares of Common Stock over which the Shareholder has shared voting power, which are separately identified on Schedule A, the Shareholder shall exercise his individual voting power over such shares, to the extent within such Shareholder’s control, in a manner consistent with the Shareholder’s voting obligations under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to exercise their voting power accordingly.

17.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

7

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

SHAREHOLDERS:

JOHN C. CORBETT

[Support Agreement Signature Page]

RONALD M. COFIELD, SR.

[Support Agreement Signature Page]

SHANTELLA E. COOPER

[Support Agreement Signature Page]

JEAN E. DAVIS

[Support Agreement Signature Page]

MARTIN BERNARD DAVIS

[Support Agreement Signature Page]

DOUGLAS J. HERTZ

[Support Agreement Signature Page]

G. RUFFNER PAGE, JR .

[Support Agreement Signature Page]

WILLIAM KNOX POU, JR.

[Support Agreement Signature Page]

JAMES W. ROQUEMORE

[Support Agreement Signature Page]

DAVID G. SALYERS

[Support Agreement Signature Page]

JOSHUA A SNIVELY

[Support Agreement Signature Page]

INDEPENDENT BANK GROUP, INC.

By:

Name:
Title:

[Support Agreement Signature Page]

Schedule A

Shareholder Information

Name of Shareholder	Existing Shares	Sole or Shared Voting Power	Address for Notices

Exhibit C

Form of Bank Merger Agreement

[Attached]

Exhibit C

AGREEMENT AND PLAN OF MERGER

INDEPENDENT BANK

with and into

SOUTHSTATE BANK, NATIONAL ASSOCIATION

under the charter of

SOUTHSTATE BANK, NATIONAL ASSOCIATION

under the title of

“SOUTHSTATE BANK, NATIONAL ASSOCIATION”

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of May 17, 2024, by and between Independent Bank (d/b/a Independent Financial), a Texas state chartered bank, with its main office located at 7777 Henneman Way, McKinney, Texas 75070 (“Independent Bank”), and SouthState Bank, National Association, a national banking association, with its main office located at 1101 First Street South, Winter Haven, Florida 33880 (“SouthState Bank” or the “Resulting Bank”). Collectively, Independent Bank and SouthState Bank are referred to as the “Banks”.

WHEREAS, the Board of Directors of Independent Bank approved, by the unanimous vote of directors present, this Agreement and authorized its execution pursuant to the authority given by and in accordance with the laws of the State of Texas;

WHEREAS, the Board of Directors of SouthState Bank has approved, by the unanimous vote of directors present, this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of The National Bank Act (the “Act”);

WHEREAS, Independent Bank Group, Inc. (“Independent”), which owns all of the outstanding shares of Independent Bank, and SouthState Corporation (“SouthState”), which owns all of the outstanding shares of SouthState Bank, have entered into an Agreement and Plan of Merger, dated as of May 17, 2024 (the “Holding Company Agreement”), which, among other things, provides for the merger of Independent with and into SouthState, all subject to the terms and conditions of such Holding Company Agreement (the “HC Merger”);

WHEREAS, Independent, as the sole shareholder of Independent Bank, and SouthState, as the sole shareholder of SouthState Bank, have approved this Agreement; and

WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of Independent Bank with and into SouthState Bank, with SouthState Bank being the surviving bank charter of such merger transaction (the “Bank Merger”) under the name of SouthState Bank, National Association, subject to, and immediately following, the closing of the HC Merger.

WHEREAS, for U.S. federal income tax purposes, it is intended that the Bank Merger shall qualify as a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of sections 354 and 361 of the Code.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:

SECTION 1

Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) and pursuant to the Act, Independent Bank shall be merged with and into SouthState Bank in the Bank Merger. SouthState Bank shall continue its existence as the Resulting Bank under the charter of the Resulting Bank, and the separate corporate existence of Independent Bank shall cease. The closing of the Bank Merger shall become effective at the time specified in the letter issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger (such time when the Bank Merger becomes effective, the “Effective Time”); provided that in no event shall the Effective Time be earlier than, or at the same time as, the effective time of the HC Merger.

SECTION 2

The name of the Resulting Bank at the Effective Time shall be “SouthState Bank, National Association”. The Resulting Bank will exercise trust powers.

SECTION 3

The business of the Resulting Bank from and after the Effective Time shall be that of a national banking association. This business of the Resulting Bank shall be conducted at its main office, which shall be located at 1101 First Street South, Winter Haven, Florida 33880, as well as at its legally established branches and at the banking offices of Independent Bank existing at the Effective Time, at the officially designated address of each such office or branch, all of which shall be acquired in the Bank Merger. The deposit accounts of the Resulting Bank will be insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act.

SECTION 4

At the Effective Time, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of SouthState Bank issued and outstanding immediately prior to the Effective Time.

SECTION 5

All assets of SouthState Bank and Independent Bank, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer; the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank; and the Resulting Bank shall be responsible for all of the liabilities of every kind and description, of SouthState Bank and Independent Bank existing as of the Effective Time, all in accordance with the provisions of the Act.

SECTION 6

Independent Bank and SouthState Bank shall contribute to the Resulting Bank acceptable assets having a book value, over and above the aggregate liability to its creditors, in such amounts as set forth on the books of Independent Bank and SouthState Bank at the Effective Time.

SECTION 7

At the Effective Time, by virtue of the Bank Merger and without any action on the part of the holders thereof, each outstanding share of common stock of Independent Bank shall be automatically cancelled with no consideration being paid therefor.

At the Effective Time, by virtue of the Bank Merger and without any action on the part of the holders thereof, outstanding certificates representing shares of the common stock of Independent Bank shall be automatically cancelled.

SECTION 8

Upon the Effective Time, the then outstanding shares of SouthState Bank’s common stock shall continue to remain outstanding shares of SouthState Bank’s common stock, all of which shall be unaffected by the Bank Merger and shall continue to be owned by SouthState.

SECTION 9

Prior to the Effective Time, the Board of Directors of SouthState Bank shall take all actions necessary so that the three directors of Independent appointed to the Board of Directors of SouthState pursuant to the terms of the Holding Company Agreement shall be appointed to the Board of Directors of the Resulting Bank as of the Effective Time, each of whom shall serve until his or her respective successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Articles of Association and Bylaws of the Resulting Bank. Effective as of the Effective Time, Dan Strodel shall serve as President of the Texas and Colorado Divisions of the Resulting Bank.

SECTION 10

This Agreement has been approved by Independent, which owns all of the outstanding shares of Independent Bank, and by SouthState, which owns all of the outstanding shares of SouthState Bank.

SECTION 11

It is the intention of the Banks and each of the Banks undertakes and agrees to use its commercially reasonable efforts to cause the Bank Merger to qualify, and to take no action which would cause the Bank Merger not to qualify, for treatment as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes.

SECTION 12

The Bank Merger is also subject to the following terms and conditions:

(a) The HC Merger shall have closed and become effective.

(b) The OCC shall have approved this Agreement and the Bank Merger and shall have issued all other necessary authorizations and approvals for the Bank Merger, and any statutory waiting period shall have expired.

(c) This Agreement may be amended or terminated, and the Bank Merger may be abandoned, only by the mutual written agreement of Independent Bank and SouthState Bank at any time, whether before or after filings are made for regulatory approval of the Bank Merger and notwithstanding the prior approval of this Agreement and the Bank Merger by the sole shareholder of Independent Bank or SouthState Bank.

SECTION 13

Effective as of the Effective Time, the Articles of Association and Bylaws of the Resulting Bank shall consist of the Articles of Association and Bylaws of SouthState Bank as in effect immediately prior to the Effective Time; provided that the Articles of Association and Bylaws shall be amended effective at or prior to the Effective Time to the extent necessary to give effect to Sections 2 and 9 of this Agreement.

SECTION 14

This Agreement shall automatically terminate if and at the time of any termination of the Holding Company Agreement.

SECTION 15

This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby, and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.

The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.

Except to the extent Federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns. Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.

This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, Independent Bank and SouthState Bank, National Association have entered into this Agreement as of the date and year first set forth above.

INDEPENDENT BANK

By:
Name:
Title:

[Signature Page to Bank Merger Agreement]

SOUTHSTATE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Bank Merger Agreement]